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As filed with the Securities and Exchange Commission on December 14, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0303916 (I.R.S. Employer Identification Number)

One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin M. Connor, Esq.
Senior Vice President, General Counsel & Secretary
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

2.95% Convertible Senior Notes due 2024	$600,000,000	100%	$600,000,000	$72,720

Class A Common Stock, par value $0.01	34,285,680(2)	—	—	—(3)

Guarantees of the 2.95% Convertible Senior Notes due 2024	—	—	—	—(4)

Total				$72,720

(1)
Equals the aggregate principal amount of 2.95% Convertible Senior Notes due 2024 (the "notes") being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Pursuant to the indenture governing the notes, this value represents the maximum aggregate number of shares of Class A common stock, par value $0.01 ("common stock"), issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 57.1428 shares of our Class A common stock per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of additional shares of Class A common stock as may be issuable from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.

(3)
No additional consideration will be received upon conversion of such notes, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

(4)
The notes are guaranteed by the guarantors named in the Table of Additional Registrants. No separate consideration will be paid in respect of the guarantors pursuant to Rule 457(n) of the Securities Act.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. employer identification no.
AMC Card Processing Services, Inc.	Arizona	7832	20-1879589
AMC Concessionaire Services of Florida, LLC	Florida	7832	45-1836047
AMC ITD, LLC	Kansas	7832	27-3094167
AMC License Services, LLC	Kansas	7832	74-3233920
American Multi-Cinema, Inc.	Missouri	7832	43-0908577
Club Cinema of Mazza, Inc.	District of Columbia	7832	04-3465019
Loews Citywalk Theatre Corporation	California	7832	95-4760311
AMC Starplex, LLC	Delaware	7832	81-0775102
AMC of Maryland, LLC	Maryland	7832	81-4699581

        The address, including zip code, and telephone number, including area code, of each Additional Registrant's principal executive offices is: c/o AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, KS 66211, (913) 213-2000.

        The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is: Kevin M. Connor, Esq., Senior Vice President, General Counsel & Secretary, AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, (913) 213-2000.

PROSPECTUS

AMC Entertainment Holdings, Inc.

$600,000,000
2.95% Convertible Senior Notes due 2024
and any Shares of Class A common stock Issuable upon Conversion

        On September 14, 2018, we sold $600 million principal amount of our 2.95% Convertible Senior Notes due 2024 (the "notes"). We sold the notes in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus may be used from time to time by certain recipients of the notes (as further provided for in the section entitled "Selling Securityholders" in this prospectus, the "selling securityholders") to offer up to $600,000,000 in aggregate principal amount of the notes and the shares of our Class A common stock, par value $0.01 ("Class A common stock") issuable upon conversion of the notes, in any manner described under the section entitled "Plan of Distribution" in this prospectus. The selling securityholders may sell the notes or any such shares of Class A common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

        The notes are not listed on any securities exchange. Our Class A common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "AMC". On December 13, 2018, the closing sale price of our Class A common stock on the NYSE was $14.86 per share.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission ("SEC"). See the sections entitled "Risk Factors" below on page 12, in our other filings with the SEC and in the applicable prospectus supplement, if any.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under the automatic shelf registration process, the selling securityholders named herein or to be named in a prospectus supplement or free writing prospectus may offer and sell, from time to time, in one or more offerings the securities described in this prospectus. This prospectus provides you with a general description of the notes and Class A common stock that the selling securityholders may offer. We may also be required to provide a prospectus supplement or free writing prospectus containing specific information about the selling securityholders, to the extent not included herein, and the terms on which the securities described in this prospectus are being offered and sold. We may also add, update or change in a prospectus supplement or free writing prospectus information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under "Where You Can Find More Information; Incorporation of Documents by Reference," and any free writing prospectus that we prepare and distribute.

        Neither we nor the selling securityholders or any of our or their respective affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling securityholder. The selling securityholders may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

        Unless we state otherwise, references to "we," "us," "our," the "Company" or "AMC" refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY
REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018 (the "2017 Form 10-K");

  •
  the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2018 that are incorporated by reference into Part III of our 2017 Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 ("March 2018 Form 10-Q"), June 30, 2018 ("June 2018 Form 10-Q") and September 30, 2018 ("September 2018 Form 10-Q"), which we filed with the SEC on May 7, 2018, August 7, 2018, and November 8, 2018, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on March 1, 2018 (the first filing on such date), March 13, 2018, March 19, 2018, May 4, 2018, May 11, 2018, June 18, 2018, July 25, 2018, September 14, 2018, September 20, 2018 and November 1, 2018; and

  •
  the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description

        We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's website, as provided above.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute "forward-looking statements" within the meaning of the Exchange Act. Statements that are not historical facts, including statements about AMC's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, "will," "intends," "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond AMC's ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:

  •
  risks relating to motion picture production and performance;

  •
  our lack of control over distributors of films;

  •
  intense competition in the geographic areas in which we operate;

  •
  increased use of alternative film delivery methods or other forms of entertainment;

  •
  shrinking exclusive theatrical release windows;

  •
  general and international economic, political, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

  •
  risks and uncertainties relating to our significant indebtedness;

  •
  limitations on the availability of capital may prevent us from deploying strategic initiatives and continue our share repurchase program;

  •
  certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities;

  •
  our ability to achieve expected synergies, benefits and performance from our recent strategic theatre acquisitions and strategic initiatives;

  •
  our ability to refinance our indebtedness on terms favorable to us;

  •
  optimizing our theatre circuit through new construction and the transformation of our existing theatres may be subject to delay and unanticipated costs;

  •
  failures, unavailability or security breaches of our information systems;

  •
  risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

  •
  our ability to utilize net operating loss carryforwards to reduce our future tax liability or valuation allowances taken with respect to deferred tax assets;

  •
  review by antitrust authorities in connection with acquisition opportunities;

  •
  risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions;

  •
  risks relating to the incurrence of legal liability, including costs associated with recently filed securities class action lawsuits;

  •
  dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

  •
  risks of poor financial results may prevent us from deploying strategic initiatives;

  •
  operating a business in international markets we are unfamiliar with, including acceptance by movie-goers of our initiatives that are new to those markets;

  •
  increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation ("GDPR") and the impact of governmental investigations concerning potentially anticompetitive conduct, including film clearances and partnering with other major exhibitors in joint ventures; and

  •
  we may not generate sufficient cash flows or have sufficient restricted payment capacity under our senior secured credit facility (as defined below under "Prospectus Summary—The Notes—Guarantees) or the indentures governing our debt securities to pay our intended dividends on our Class A and Class B common stock (as defined below under "Description of Capital Stock").

        Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2017 Form 10-K and the September 2018 Form 10-Q under the heading "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2017 Form 10-K, the March 2018 Form 10-Q, June 2018 Form 10-Q and the September 2018 Form 10-Q and in subsequent reports filed by us with the SEC, including Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

 PROSPECTUS SUMMARY

        The following summary highlights information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or our Class A common stock. You should carefully read the entire prospectus, including the section entitled "Risk Factors", along with the financial data and related notes and the other documents that we incorporate by reference in this prospectus.

        We are the world's largest theatrical exhibition company and an industry leader in innovation and operational excellence. We operate theatres in 16 countries and are the market leader in nine of those. In the United States, we have the No. 1 or No. 2 market share in the top three markets, New York, Los Angeles and Chicago. Over the course of our nearly 100 year history, we have pioneered many of the theatrical exhibition industry's most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we revolutionized movie-going with the deployment of our theatre renovations featuring plush, powered recliner seating. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.

Corporate Information

        We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase the notes or our Class A common stock.

Silver Lake Transaction

        On September 14, 2018, we entered into an investment agreement with certain affiliates of Silver Lake Group, L.L.C. ("Silver Lake"), relating to the issuance of the notes (the "Investment Agreement") and an indenture with the guarantors named therein and U.S. Bank National Association, acting as trustee, pursuant to which the notes were issued (the "indenture").

 The Notes

        On September 14, 2018, we completed a private offering of notes. Concurrently with the private offering, we entered into the Investment Agreement. Pursuant to the Investment Agreement, we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the notes. For more information please see the "Description of the Notes" section of this prospectus which contains a more detailed description of the terms of the notes.

Issuer	AMC Entertainment Holdings, Inc., a Delaware corporation.
The Notes	$600,000,000 principal amount of our 2.95% Convertible Senior Notes due 2024.
Maturity Date	September 15, 2024, unless earlier converted, repurchased or redeemed.
Interest and Interest Payment Dates	2.95% per year, accruing from, and including, September 14, 2018 and payable semi-annually in arrears on March 15 and September 15 of each year (beginning on March 15, 2019).
Regular Record Dates	March 1 and September 1 of each year, immediately preceding the applicable interest payment date.
Conversion Rights

Holders may convert all or a portion of their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date based on the applicable conversion rate. The initial conversion rate for the notes is 52.7704 shares of Class A common stock per $1,000 principal amount of notes. The conversion rate may be adjusted for certain reasons.

Upon conversion, we will deliver for each $1,000 principal amount of notes converted either cash, shares of our Class A common stock (together with cash in lieu of delivering any fractional share) or a combination of cash and Class A common stock (together with cash in lieu of delivering any fractional share) equal to the conversion rate. See "Description of Notes—Conversion Rights." Holders who convert their notes in connection with a make-whole fundamental change, as defined herein, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See "Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change."

Optional Redemption

On or after September 14, 2023, we may, at our option redeem for cash all or part of the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that the closing sale price of the Class A common stock for 20 or more trading days in the period of 30 consecutive trading days (including the final three trading days) ending on the trading day immediately prior to the date the redemption notice is delivered to holders of the notes is equal to or exceeds 150% of the applicable conversion price on each applicable trading day.

If the conversion rate is adjusted, as described below under "—Conversion Rate Reset," we may, at our option, redeem, between September 14, 2020 and September 14, 2021, for cash all or part of the notes, at a price that results in the noteholders realizing a 15% IRR (calculated as described herein) from the date of issuance regardless of when any particular noteholder acquires its notes. See "Description of Notes—Optional Redemption."

No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental Change

If we undergo a fundamental change, as defined herein, subject to certain conditions, a holder will have the right, at its option, to require us to repurchase all or part of the principal amount of the notes at a purchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date on which we repurchase the notes. See "Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change."

Conversion Rate Reset

In addition to certain anti-dilution adjustments described herein, in the event that the then-applicable conversion price is greater than 120% of the average of the volume-weighted average price of our Class A Common Stock for the ten days prior to the second anniversary of issuance (the "Reset Conversion Price"), the conversion price for the notes is subject to a reset provision that would adjust the conversion price downward to such Reset Conversion Price. However, this conversion price reset provision is subject to a conversion price floor such that the shares of our Class A common stock issuable upon conversion would not exceed 30% of the Company's then outstanding fully-diluted share capital. Pursuant to an agreement we entered into with Dalian Wanda Group Co., Ltd ("Wanda"), 5,666,000 shares of our Class B common stock held by Wanda are subject to forfeiture and cancellation by us from September 14, 2018 until the earlier of the maturity date of the notes and the date that no notes are outstanding. These shares of Class B common stock, or a portion thereof depending on the magnitude of the change in the conversion rate for the notes, will be forfeited to us and cancelled in the event that the reset provision is triggered on September 14, 2020 and subsequently holders of the notes convert the notes, with all 5,666,000 shares of our Class B common stock forfeited and cancelled in the event that the reset provision results in a change in conversion price to the conversion price floor and holders of the notes subsequently convert the notes.

Certain Covenants	The indenture governing the notes contains covenants that limit, among other things, our ability and the ability of our subsidiaries to:
• incur additional indebtedness;
• create liens in favor of the holders of our outstanding senior subordinated notes; and
• merge or consolidate with other companies or transfer all or substantially all of our assets.
Ranking

The notes are our senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.

As of September 30, 2018, we had $5.4 billion of consolidated total indebtedness outstanding, of which $1.6 billion was secured, and $315.3 million would have been available for borrowing as additional secured debt under our Senior Secured Credit Facility.

Our subsidiaries that are not guarantors would have accounted for approximately $2.0 billion, or 40.3%, of our total revenues for the year ended December 31, 2017 and accounted for approximately $1.6 billion, or 39.2% of our total revenues for the nine months ended September 30, 2018 and approximately $2.6 billion, or 28%, of our total assets and approximately $1.2 billion, or 14.2%, of our total liabilities as of September 30, 2018.

Guarantees

The notes and our obligations under the indenture are fully and unconditionally guaranteed on a senior basis, by all of our domestic restricted subsidiaries that guarantee the credit facility governed by the credit agreement, dated as of April 30, 2013, as subsequently amended, supplemented or amended and restated to date, by and among AMC Entertainment Inc., the lenders and the issuers party thereto, Citicorp North America, Inc., as agent, and the other agents and arrangers party thereto (the "Senior Secured Credit Facility") . See "Description of Notes—Guarantees."

Use of Proceeds

The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the notes and the shares of Class A common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

Registration Rights

We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the selling securityholders with certain registration rights with respect to the resale of the notes and the shares of Class A common stock issuable upon conversion of the notes, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding.

Transfer and Conversion Restrictions

The notes remain subject to transfer restrictions which, subject to certain exceptions, contractually prohibit the selling securityholders from transferring the economic consequences of ownership of the notes or the shares of Class A common stock to be issued upon conversion of the notes and prohibit conversion of the notes until the earlier of (i)  September 14, 2019 and (ii) the consummation of a change in control of us or the entry into a definitive agreement for a transaction that, if consummated, would result in a change in control of us.

Listing	The notes are not listed on any securities exchange. Our Class A common stock is listed on the NYSE under the symbol "AMC."
Risk Factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the Class A common stock.

U.S. Federal Income Tax Consequences

Prospective purchasers of the notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the notes, including any possible differing treatments of the notes. See "Certain Material U.S. Federal Income Tax Considerations" for more information.

RISK FACTORS

        Investing in the notes or our Class A common stock (collectively, the "Securities") involves risks. You should carefully consider the risk factors described below as well as those described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled "Where You Can Find More Information; Incorporation of Documents by Reference" above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to the Notes

We may issue additional shares of Class A common stock (including upon conversion of the notes) or instruments convertible into shares of Class A common stock, which may materially and adversely affect the market price of our shares of Class A common stock and the trading price of the notes.

        In the future, we may issue additional shares of Class A common stock to raise cash to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue additional securities convertible into, or exchangeable for, or that represent the right to receive, shares of Class A common stock. The notes do not contain restrictive covenants that would prevent us from offering our shares of Class A common stock or other securities convertible into our shares of Class A common stock in the future. The market price of our shares of Class A common stock or the trading price of the notes could decrease significantly if we conduct such future offerings, if any of our existing stockholders sells a substantial amount of our shares of Class A common stock or if the market perceives that such offerings or sales may occur. Moreover, any additional issuance of our shares of Class A common stock will dilute the ownership interest of our existing stockholders, and may adversely affect the ability of holders of the notes to participate in any appreciation of our shares of Class A common stock.

The notes are effectively subordinated to any secured indebtedness we may incur, which may limit our ability to satisfy our obligations under the notes.

        The notes are our senior unsecured obligations and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; and effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. Except for the limitation described under "Description of Notes—Limitation on the Incurrence of Additional Indebtedness" and "Description of Notes—Limitation on Liens", the indenture governing the notes will not prohibit us or our subsidiaries from incurring additional debt.

        As of September 30, 2018, we had $5.4 billion of consolidated total indebtedness outstanding, of which $1.6 billion was secured, and $315.3 million would have been available for borrowing as additional secured debt under our Senior Secured Credit Facility.

The notes are effectively subordinated to the existing and future liabilities of our non-guarantor subsidiaries.

        The notes are unsecured senior obligations of the Company and the guarantors. Since virtually all of our operations are conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends, payments of interest on intercompany indebtedness, or other transfers.

        Additionally, creditors of our non-guarantor subsidiaries would be entitled to a claim on the assets of our non-guarantor subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any non-guarantor subsidiary, creditors of the non-guarantor subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such non-guarantor subsidiary. Any of our claims as the creditor of our non-guarantor subsidiary would be subordinate to any security interest in the assets of such non-guarantor subsidiary and any indebtedness of our non-guarantor subsidiary senior to that held by us. Our subsidiaries that are not guarantors would have accounted for approximately $2.0 billion, or 40.3%, of our total revenues for the twelve months ended December 31, 2017 and accounted for approximately $1.6 billion, or 39.2%, of our total revenues for the nine months ended September 30, 2018 and approximately $2.6 billion, or 28%, of our total assets and approximately $1.2 billion, or 14.2%, of our total liabilities as of September 30, 2018.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        Investors in, and potential purchasers of, the notes who employ, or seek to employ, a convertible arbitrage strategy with respect to the notes may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our Class A common stock, borrow our Class A common stock or enter into swaps on our Class A common stock could adversely affect the trading price and the liquidity of the notes.

The notes are only protected by a limited set of restrictive covenants.

        Except for the limitations described under "Description of Notes—Limitation on the Incurrence of Additional Indebtedness" with respect to the incurrence of indebtedness and under "Description of Notes—Limitation on Liens" with respect to the incurrence of liens, securing our existing senior subordinated notes the indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders except to the extent described under "Description of Notes—Limitation on the Incurrence of Additional Indebtedness," "Description of Notes—Limitation on Liens," "Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change," "Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change" and "Description of Notes—Consolidation, Merger and Sale of Assets."

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our Class A common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference herein or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our Class A common stock would likely adversely impact the trading price of the notes. The market price of our Class A common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Holders of notes are not entitled to any rights with respect to our shares of Class A common stock, but may be subject to any changes made with respect to our shares of Class A common stock.

        Holders of notes are generally not entitled to any rights with respect to our shares of Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of Class A common stock) prior to the conversion date with respect to any notes they surrender for conversion, but they are subject to all changes affecting our shares of Class A common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws which requires stockholder approval, and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any notes surrendered for conversion, then the holder surrendering such notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Class A common stock.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions do not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the notes and our shares of Class A common stock or any credit ratings, thereby adversely affecting holders of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on shares of our Class A common stock, the issuance of certain rights or warrants to holders of shares of our Class A common stock, subdivisions or combinations of shares of our Class A common stock, distributions of capital stock, indebtedness or assets to holders of our Class A common stock, certain cash dividends and certain issuer tender or exchange offers, as described under "Description of Notes-Conversion Rights-Adjustments to the Conversion Rate." However, the conversion rate will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of shares of our Class A common stock, or securities convertible into shares of our Class A common stock, in underwritten or private offerings, that may adversely affect the market price of shares of our Class A common stock and the trading price of the notes. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The trading price of the notes may be adversely affected by whether an active trading market develops for the notes and other factors.

        There is currently no active trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the notes or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by changes in the market price of our shares of Class A common stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the notes, the trading price and liquidity of the notes may be adversely affected.

We must offer to repurchase the notes upon a fundamental change, which could also result in an event of default under our Senior Secured Credit Facility.

        The indenture governing the notes requires that, upon the occurrence of a "fundamental change", as such term is defined in the indenture, we must make an offer to repurchase the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

        Certain events involving a fundamental change will result in an event of default under our Senior Secured Credit Facility and may result in an event of default under other indebtedness that we may incur in the future and could trigger a "change of control" under our senior subordinated notes requiring us to offer to repurchase our senior subordinated notes at a price equal to 101% of the principal covenant thereof. An event of default under our Senior Secured Credit Facility or other indebtedness could result in an acceleration of such indebtedness. We cannot assure you that we would have sufficient resources to repurchase any of the notes or our senior subordinated notes or pay our obligations if the indebtedness under our Senior Secured Credit Facility or other indebtedness were accelerated upon the occurrence of a fundamental change. The acceleration of indebtedness and our inability to repurchase all the tendered notes would constitute events of default under the indenture governing the notes. No assurance can be given that the terms of any future indebtedness will not contain cross default provisions based upon a change of control or other defaults under such debt instruments.

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate holders for any lost value of their notes as a result of such make-whole fundamental change.

        If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for the notes by a number of additional shares of our Class A common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed to be paid) per share of our Class A common stock in such transaction, as described below under "Description of Notes-Conversion Rights-Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change."

        The increase in the conversion rate, if any, for notes converted in connection with a make-whole fundamental change may not adequately compensate a holder for the lost value of its notes as a result of such transaction. In addition, if the applicable price in the transaction is greater than $40.00 per share or less than $17.50 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. The obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fundamental change and make-whole fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

        The fundamental change repurchase rights, which allow holders to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined below under "Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change") and the provisions requiring an increase to the conversion rate for conversions in connection with a make-whole fundamental change may delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors. See "Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change" and "Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change."

Our subsidiaries will only be required to guarantee the notes if they guarantee our other indebtedness, including our Senior Secured Credit Facility, and in certain circumstances, their guarantees will be subject to automatic release.

        Our existing and future subsidiaries will only be required to guarantee the notes if they guarantee other indebtedness of ours or any of the subsidiary guarantors, including our Senior Secured Credit Facility. If a subsidiary guarantor is released from its guarantee of such other indebtedness for any reason whatsoever, or if such other guaranteed indebtedness is repaid in full or refinanced with other indebtedness that is not guaranteed by such subsidiary guarantor, then such subsidiary guarantor also will be released from its guarantee of the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debt of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

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  was insolvent or rendered insolvent by reason of such incurrence; or

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

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  intended to hinder, delay or defraud creditors.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the then fair saleable value of all of its assets;

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  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debt, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debt beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The notes may not be rated or may receive a lower rating than anticipated.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes, and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. In addition, there is significant risk that an adjustment made on or before September 14, 2020 based on the trading price of the Class A common stock or an adjustment to the conversion rate in connection with a make-whole fundamental change could be treated as a deemed distribution, subject to information reporting and withholding. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain. See "Certain Material U.S. Federal Income Tax Considerations—U.S. Holders—Constructive Distributions."

        If you are a non-U.S. holder (as defined below under "Certain Material U.S. Federal Income Tax Considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). The amount of any such withholding tax may be set off against any subsequent payment or distribution otherwise payable on the notes (or the issuance of shares of Class A common stock upon a conversion of the notes). A withholding agent may also satisfy such a withholding tax out of money or property of a non-U.S. holder in such agent's custody or control whether or not such money or property relates to the notes or the Class A common stock. See "Certain Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Dividends and Constructive Distributions."

DESCRIPTION OF NOTES

        The notes were issued under an Indenture (which we refer to as the "Indenture") dated as of September 14, 2018, between us, the Guarantors party thereto (the "Guarantors") and U.S. Bank National Association, as trustee (which we refer to as the "trustee"). A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of the terms of the notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the Indenture. Those documents, and not this description, define a holder's legal rights as a holder of the notes. The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). For purposes of this summary, the terms "AMC," "we," "us" and "our" refer only to AMC Entertainment Holdings, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term "interest" includes defaulted interest, if any, payable pursuant to the Indenture.

General

        On September 14, 2018, we issued $600 million in aggregate principal amount of our 2.95% convertible senior notes due 2024 (the "notes") under the Indenture. The notes bear interest at a rate of 2.95% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2019, to holders of record at the close of business on the preceding March 1 and September 1 immediately preceding the March 15 and September 15 interest payment dates, respectively, except as described below.

        The notes:

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  were issued in minimum denominations of $1,000 principal amount and integral multiples thereof;

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  are our senior unsecured obligations;

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  are fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Guarantors;

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  are convertible at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date into shares of our Class A common stock at an initial Conversion Rate (subject to adjustment) of 52.7704 shares of our Class A common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $18.95 per share of our Class A common stock);

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  include a limitation on our ability and the ability of our Subsidiaries to Incur additional indebtedness depending on our and our Subsidiaries' Consolidated Debt Ratio, as described under "—Limitation on the Incurrence of Additional Indebtedness;"

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  include a limitation on our ability and the ability of the Guarantors to create Liens securing our Existing Senior Subordinated Notes;

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  are subject to repurchase by us at the option of the holder upon a fundamental change, as described under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change," at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to but excluding the date on which we repurchase the notes;

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  are redeemable, at our option, for cash (i) on or after the fifth anniversary of issuance at par if the Closing Sale Price for our Class A common stock is equal to or greater than 150% of the then applicable Conversion Price for 20 or more Trading Days out of a period of 30 consecutive

    Trading Days (including the final three Trading Days) and (ii) if the Conversion Rate is adjusted as described in the proviso to the definition thereof, at a redemption price in cash that would result in the noteholders realizing a 15% IRR (calculated as described herein) from the date of issuance regardless of when any particular noteholder acquired its notes; and

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  mature on September 15, 2024 (the "Maturity Date").

        A holder may convert notes at the office of the conversion agent, present notes for registration of transfer or exchange at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. There is no sinking fund provided for the notes. The Indenture does not contain any financial covenants and, except as specified below under "—Limitation on the Incurrence of Additional Indebtedness," does not limit our ability to Incur additional indebtedness, pay dividends or repurchase our securities. In addition, the Indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under "—Limitation on the Incurrence of Additional Indebtedness," "—Conversion Rights-Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change," "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change," and "—Consolidation, Merger and Sale of Assets." If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time. The registered holder of a note (including DTC or its nominee in the case of notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the Indenture.

Additional Notes

        Unless holders of 100% in aggregate principal amount of the outstanding notes consent, we may not increase the principal amount of the notes outstanding under the Indenture by issuing additional notes in the future (except for notes authenticated and delivered upon registration of transfer or exchange or in lieu of other notes in certain limited circumstances).

Ranking

        The notes are our senior unsecured obligations and rank:

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  senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

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  equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

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  effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

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  structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.

        The Guarantees are senior unsecured obligations of each Guarantor and rank:

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  senior in right of payment to any of each Guarantor's existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the Guarantees;

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  equal in right of payment to each Guarantor's existing and future unsecured indebtedness or other obligations that are not so subordinated; and

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  effectively junior in right of payment to each Guarantor's secured indebtedness to the extent of the value of the assets securing such indebtedness.

        As of September 30, 2018, we had $5.4 billion of consolidated total indebtedness outstanding, of which $1.6 billion was secured, and $315.3 million would have been available for borrowing as additional secured debt under our Senior Secured Credit Facility.

        As of September 30, 2018, our subsidiaries that are not Guarantors would have accounted for approximately $2.0 billion, or 40.3%, of our total revenues for the year ended December 31, 2017 and accounted for approximately $1.6 billion, or 39.2% of our total revenues for the nine months ended September 30, 2018 and approximately $2.6 billion, or 28%, of our total assets and approximately $1.2 billion, or 14.2%, of our total liabilities as of September 30, 2018.

Guarantees

        The Guarantors, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the Company's obligations under the notes and all obligations under the Indenture. The Guarantors agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders of notes in enforcing any rights under the Guarantee.

        The Indenture governing the notes provides that the obligations of each Guarantor under its Guarantee are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving entity in such a transaction involving a person that is not the Company or a Subsidiary of the Company, such Guarantor will be released from its obligations under the Indenture and the Guarantee if:

          (1)   no Default or Event of Default will have occurred or be continuing or would occur as a consequence of a release of the obligations of such Guarantor; and

          (2)   all the obligations of such Guarantor under the Credit Agreement and related documentation and any other obligations of such Guarantor relating to any other indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction.

        In addition, a Guarantor will be released from its obligations under the Indenture and the Guarantee upon the satisfaction and discharge of the Indenture.

        The Indenture requires us to, after the Issue Date, cause (i) each Subsidiary which guarantees obligations of the Company or any Guarantor under the Credit Agreement, the Existing Senior Subordinated Notes or any other Indebtedness, within 30 days of the date of such Subsidiary's guarantee of such other Indebtedness, and (ii) the issuer of any Reference Property upon consummation of a Merger Event (which we refer to as a "Parent Guarantor") to execute and deliver to the trustee a supplemental indenture pursuant to which such Guarantor or issuer will unconditionally guarantee (subject to release as described herein), on a joint and several basis, the full and prompt payment of the principal of, premium, if any, interest, if any, on the notes on a senior unsubordinated basis. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of (a) the Credit Agreement and related documentation and (b) all other Indebtedness of the Company and its Subsidiaries, then the Guarantee of such Guarantor shall be automatically and unconditionally released and discharged.

Interest Payments

        We will pay interest on the notes at a rate of 2.95% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2019. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the March 1 and September 1 (whether or not a business day) immediately preceding the March 15 and September 15 interest payment dates, respectively. Interest will accrue on the notes from, and including, September 14, 2018 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the Maturity Date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

Limitation on the Incurrence of Additional Indebtedness

        The Indenture provides that during the period from the initial issuance of the notes to, and including, the Maturity Date, we will not, nor will we permit any of our Subsidiaries to, directly or indirectly, Incur, any Indebtedness unless after giving effect to such event on a pro forma basis (including the pro forma application of the net proceeds therefrom), the Consolidated Debt Ratio of the Company for the four fiscal quarters immediately preceding such event for which internal financial statements are available, taken as one period, is less than or equal to 6.00 to 1.00 (such condition not being applicable to the Incurrence of Permitted indebtedness).

Limitation on Liens

        The Indenture provides that during the period from the initial issuance of the notes to, and including the Maturity Date, we will not and will not permit any Guarantor to create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing any Existing Senior Subordinated Notes or any guarantees thereof, or any renewal, extension, refinancing or refunding of the foregoing, including successive renewals, extensions, refinancings and refundings, upon any of their property or assets (including Capital Stock of Subsidiaries of the Company or of any Parent Guarantor), now owned or hereafter acquired, unless contemporaneously with the Incurrence of such Lien effective provision (which shall be on terms acceptable to the Holders of a majority in aggregate principal amount of the then outstanding SL Securities, such consent not to be unreasonably withheld, conditioned or delayed) is made to secure the Obligations due under the Indenture and the notes or, in respect of any Lien on any Guarantor's property or assets, the Indenture and any guarantee of such Guarantor, and on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien. The restrictions in the preceding sentence shall not apply to a renewal, extension, refinancing or refunding of the aggregate principal amount of $375 million of our 5.875% Senior Subordinated Notes due 2022 outstanding on the Issue Date (such refinancing in an aggregate principal amount not to exceed the principal amount of the indebtedness so refinanced), if after giving effect to such renewal, extension, refinancing or refunding on a pro forma basis (including the pro forma application of the net proceeds therefrom) the Consolidated Debt Ratio of the Company for the four full fiscal quarters immediately preceding such renewal, extension, refinancing or refunding for which internal financial statements are available, taken as one period is less than or equal to 6.00 to 1.00; provided, that we shall use commercially reasonable efforts to comply with the restrictions in the preceding sentence in refinancing our 5.875% Senior Subordinated Notes due 2022.

Conversion Rights

General

        Holders of notes may convert their notes at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date in integral multiples of $1,000 principal amount at the then applicable Conversion Rate, which is initially 52.7704 shares of our Class A common stock per $1,000 principal amount of notes (which represents an initial Conversion Price of approximately $18.50 per share of our Class A common stock). The Conversion Rate, and thus the Conversion Price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the Conversion Rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such payment need be made to us:

  •
  if the note is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date;

  •
  if we have specified a repurchase date following a Fundamental Change that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date; or

  •
  if the note is surrendered for conversion after the close of business on the record date for the payment of an installment of interest and on or prior to the open of business on the related interest payment date, where AMC has specified a Redemption Date that is after such record date but on or prior to such interest payment date.

        We will not issue a fractional share of our Class A common stock upon conversion of a note. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP (on the relevant Conversion Date (in the case of Physical Settlement) or based upon the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note, may be surrendered for conversion only if the holder withdraws such repurchase notice in accordance with the Indenture, unless we default in the payment of the Fundamental Change Repurchase Price.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our Class A common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

Conversion Procedures

        To convert its note, a holder of a physical note must:

  •
  complete and manually sign the required conversion notice with appropriate notarization or signature guarantee, or facsimile of the conversion notice and deliver the completed conversion notice or a facsimile thereof to the conversion agent;

  •
  surrender the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        If a holder holds a beneficial interest in a global note, to convert such note, the holder must comply with the last two requirements listed above and comply with DTC's procedures for converting a beneficial interest in a global note. The date a holder complies with the applicable requirements is the "Conversion Date" under the Indenture.

Settlement Upon Conversion

        Upon conversion of a holder's note, we will, at our election, pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 of notes being converted, cash ("Cash Settlement"), Class A common stock, together with cash, if applicable, in lieu of delivering any fractional shares of Class A common stock ("Physical Settlement") or a combination of cash and Class A common stock, together with cash, if applicable, in lieu of delivering any fractional shares of Class A common stock ("Combination Settlement").

        All conversions for which the relevant Conversion Date occurs on or after the twenty-seventh Scheduled Trading Day immediately prior to the Maturity Date of the notes shall be settled using the same settlement method. Except for conversions described in the previous sentence, we will use the same settlement method for all conversions occurring on the same Conversion Date, but we shall not have any obligation to use the same settlement method with respect to conversions that occur on different Conversion Dates. If, we elect to deliver a notice of the relevant settlement method, we, through the trustee, shall deliver such notice to converting holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date to which such notice applies (or in the case of any conversion occurring on or after the 27th Scheduled Trading Day immediately prior to the Maturity Date, no later than the 27th Scheduled Trading Day immediately prior to the Maturity Date). If we do not elect a settlement method prior to the deadline set forth in the immediately preceding sentence for a Conversion Date, we shall no longer have the right to elect Cash Settlement or Physical Settlement and we shall be deemed to have elected Combination Settlement, and the Specified Dollar Amount per $1,000 principal amount of the notes shall be $1,000.

        The cash, Class A common stock or combination of cash and Class A common stock in respect of any conversion of notes (the "Settlement Amount") shall be computed as follows: (A) if we elect to satisfy our conversion obligation in respect of such conversion by Physical Settlement, we shall deliver to the converting Holder in respect of each $1,000 principal amount of notes being converted a number of shares of Class A common stock equal to the Conversion Rate in effect on the Conversion Date (provided that we shall deliver cash in lieu of any fractional shares); (B) if we elect to satisfy our conversion obligation in respect of such conversion by Cash Settlement, we shall pay to the converting Holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each Trading Day during the related Observation Period; and (C) if we elect to satisfy our conversion obligation in respect of such conversion by Combination Settlement, we shall pay or deliver to the converting Holder, as the case may be, in respect of each $1,000 principal amount of notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each Trading Day during the related Observation Period.

        Notwithstanding anything to the contrary, we shall initially elect to satisfy our conversion obligation with respect to any conversion of the SL Securities by Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of the notes. We may change our settlement method election (and in the case of Combination Settlement, the Specified Dollar Amount) with respect to any conversion of the SL Securities by delivering a notice that specifies the newly elected settlement method, and in the case of Combination Settlement, the applicable Specified Dollar Amount to the holders of the SL Securities and such newly elected settlement method (and in the case of Combination Settlement, the Specified Dollar Amount) shall be effective no earlier than ten Trading Days after the date on which such settlement notice was received by the holder of the SL Securities. In the event any holder(s) of the SL Securities exercises its right to convert all or any portion of such SL Securities,

(A) the relevant Observation Period for purposes of determining the Daily Settlement Amount, in the case of Combination Settlement, and Daily Conversion Values, in the case of Cash Settlement, with respect to such SL Securities shall be the 25 consecutive Trading Day period beginning on, and including, the 25th Trading Day immediately preceding the applicable Conversion Date and ending on the Trading Day immediately preceding such Conversion Date and (B) we shall promptly (x) determine the Daily Settlement Amount or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Class A common stock and (y) notify the trustee, the conversion agent (if other than the trustee) and such holder of the SL Securities being so converted of the Daily Settlement Amount or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of Class A common stock.

        In the case of any conversion of notes other than the SL Securities, we will pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the later of (i) the second business day immediately following the relevant Conversion Date and (ii) the second business day immediately following the last Trading Day of the relevant Observation Period, as applicable. In the case of any conversion of the SL Securities, we shall pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the second business day immediately following the relevant Conversion Date unless otherwise specified in the written notice referred to in the proviso below; provided, however, that to the extent all or a portion of the conversion obligation is paid in shares of Class A common stock, such shares shall be delivered on the day specified in a written notice from the owner(s) (or in the case of global notes, beneficial owner(s)) of the SL Securities being converted that is delivered to us on or prior to the first business day immediately following the relevant Conversion Date, which delivery date (in respect of such shares of Class A common stock) shall be no earlier than the second business day immediately following the relevant Conversion Date and be no later than the seventh business day immediately following the relevant Conversion Date (it being understood that if no such notice is delivered to us, then we shall deliver such shares on the second business day immediately following the relevant Conversion Date.

Adjustments to the Conversion Rate

        The Conversion Rate is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

          (1)   In case we shall pay or make a dividend or other distribution on our common stock consisting exclusively of our Class A common stock, the Conversion Rate shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Class A common stock outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution, and the numerator shall be the number of shares of our Class A common stock outstanding immediately after such dividend or distribution, in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date of such dividend or distribution;
CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution;
OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the open of business on the Ex Date for such dividend or distribution; and

OS'	=	the number of shares of our Class A common stock outstanding immediately after giving effect to such dividend or distribution.

        In case we shall effect a share split or share combination, the Conversion Rate shall be proportionally increased, in the case of a share split, and proportionally reduced, in the case of a share combination, as expressed in the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the effective date of such share split or share combination;
CR'	=	the Conversion Rate in effect immediately after the open of business on the effective date of such share split or share combination;
OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the open of business on the effective date of such share split or share combination; and
OS'	=	the number of shares of our Class A common stock outstanding immediately after giving effect to such share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or share combination of the type described in this clause (1) is announced but the shares of our common stock are not split or combined, as the case may be, then the Conversion Rate shall be immediately readjusted, effective as of the date the AMC Board or an authorized committee thereof determines not to pay such dividend or distribution, or not to split or combine the shares of our Class A common stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

          (2)   If we distribute to all or substantially all holders of our Class A common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the date of such distribution, to purchase or subscribe for our Class A common stock, at a price per share less than the average of the Closing Sale Prices of our Class A common stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;
CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex Date;

OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the open of business on such Ex Date;
X	=	the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our Class A common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of our shares of our Class A common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the Ex Date for such distribution. To the extent that our Class A common stock is not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our Class A common stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the AMC Board or an authorized committee thereof determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

        In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our Class A common stock at less than such average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such Class A common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the AMC Board or an authorized committee thereof. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this clause (2).

          (3)   If we distribute shares of our Capital Stock, evidences of our Indebtedness or other of our assets, securities or property of ours or rights, options or warrants to acquire our Capital Stock or other securities, to all or substantially all holders of our Class A common stock, but excluding:

  (i)
  dividends or distributions as to which an adjustment was effected pursuant to the clauses (1) or (2) above;

  (ii)
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below or that is excluded from the scope of clause (4) below by the parenthetical language preceding the formula therein;

  (iii)
  distributions of Reference Property in a transaction described in the section "—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales" below;

  (iv)
  rights issued pursuant to a rights plan adopted by us (i.e., a poison pill), except to the extent provided by the Indenture; and

  (v)
  Spin-Offs to which the provisions set forth in the latter portion of this paragraph shall apply,

(any of such shares of Capital Stock, Indebtedness or other assets, securities or property or rights, options or warrants to acquire our Capital Stock or other securities, the "Distributed Property"), then, in each such case, the conversion rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution;
CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;
SP0	=
the average of the Closing Sale Prices of our Class A common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution; and
FMV	=
the fair market value (as determined by the AMC Board or an authorized committee thereof) of the distributed property distributable with respect to each outstanding share of our Class A common stock as of the open of business on the Ex Date for such distribution.

        If the AMC Board or an authorized committee thereof determines "FMV" for purposes of this clause (3) by reference to the actual or when issued trading market for any notes, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of our Class A common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex Date for such distribution.

        Notwithstanding the foregoing, if "FMV" (as defined above) for purposes of this clause (3) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our Class A common stock, the amount and kind of Distributed Property that such holder would have received if such holder owned a number of shares of our Class A common stock equal to the conversion rate in effect on the Ex Date for such distribution.

        Any increase made under the portion of this clause (3) above shall become effective immediately after the open of business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the AMC Board or an authorized committee thereof determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A common stock of Capital Stock of any class or series, or similar equity interests, of or relating to one or more of our Subsidiaries or other business units where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange, which we refer to as a "Spin-Off," the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for the Spin-Off;
CR'	=	the Conversion Rate in effect immediately after the open of business on Ex Date of the Spin-Off;
FMV0	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of our Class A common stock applicable to one share of our Class A common stock over the 10 consecutive Trading Days immediately following, and including, the Ex Date for the Spin-Off (the "Valuation Period"); and
MP0	=	the average of the Closing Sale Prices of our Class A common stock over the Valuation Period.

        The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but will be given effect immediately after the open of business on the Ex Date for such Spin-Off. For purposes of determining the Conversion Rate in respect of any conversions during the 10 Trading Days commencing on the ex-date for such Spin-Off, references within the portion of this clause (3) related to Spin-Offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex Date of such Spin-Off to, but excluding, the relevant Conversion Date.

        Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the fourth paragraph of this clause (3), the Conversion Rate shall not be decreased pursuant to this clause (3).

          (4)   If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock (other than the Special Dividend and other than a regular, quarterly cash dividend that does not exceed the "Dividend Threshold," which is (for a regular, quarterly cash dividend that is made on or before the two-year anniversary of the Issue Date) $0.20 per share or (for a regular, quarterly dividend that is made after the two-year anniversary of the Issue Date) $0.10 per share, and which is subject to adjustment as described below), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such dividend or distribution;
CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex Date for such dividend or distribution;
SP0	=
the average of the Closing Sale Prices of our Class A common stock over the 10 consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution (or, if we declare such dividend or distribution less than 11 Trading Days prior to the Ex Date for such dividend or distribution the reference to 10 consecutive Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including, the Ex Date for such dividend or distribution); and
T	=
the Dividend Threshold provided, that if the dividend or distribution is not a regular cash dividend made after the twelve-month anniversary of the Issue Date, then the Dividend Threshold will be deemed to be zero; and
C	=	the amount in cash per share of our Class A common stock we distribute to holders of our Class A common stock.

        Any adjustment made under this clause (4) shall become effective immediately after the open of business on the Ex Date for such dividend or distribution.

        The Dividend Threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided that no adjustments will be made to the Dividend Threshold for any adjustment to the Conversion Rate pursuant to this clause (4) or as described below under "—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change."

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our Class A common stock, the amount of cash such holder would have received as if such holder owned a number of shares of our Class A common stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the AMC Board or an authorized committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

        Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this clause (4).

          (5)   If we or any of our Subsidiaries make a payment in respect of a tender offer or exchange offer for our Class A common stock, if the cash and value of any other consideration included in the payment per share of our Class A common stock (as determined by the AMC Board) exceeds the average of the Closing Sale Prices of our Class A common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR'	=
the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=
the aggregate value of all cash and any other consideration (as determined by the AMC Board or an authorized committee thereof) paid or payable for shares of our Class A common stock purchased in such tender or exchange offer;
OS0	=	the number of shares of our Class A common stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
OS'	=	the number of shares of our Class A common stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP'	=
the average of the Closing Sale Prices of our Class A common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

        The increase to the Conversion Rate under this clause (5) will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If we are, or one of our Subsidiaries is, obligated to purchase our Class A common stock pursuant to any such tender or exchange offer but we are, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate shall be immediately decreased to the conversion rate that would be in effect if such tender or exchange offer had not been made.

        Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this clause (5).

        The Indenture does not require us to adjust the Conversion Rate for any of the transactions described in the paragraphs above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time and upon the same terms as holders of our Class A common stock participate, without conversion, as if such holder held a number of shares of our Class A common stock equal to the Conversion Rate in effect on the Ex Date or effective date, as the case may be, of such transaction (without giving effect to any adjustment pursuant to the paragraphs above on account of such transaction), multiplied by the principal amount (expressed in thousands) of notes held by such holder. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

  •
  we will not adjust the Conversion Rate pursuant to the paragraphs above until the earliest of these triggering events occurs; and

  •
  we will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

        We will not adjust the Conversion Rate pursuant to the paragraphs above unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, we will carry forward any adjustments that we would otherwise have had to make and make such carried forward adjustments with respect to the Conversion Rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the conversion rate as last adjusted (or, if never adjusted, the initial Conversion Rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate)) (1) on the effective date of any Fundamental Change or Make-Whole Fundamental Change and (2) on (A) the Conversion Date (in the case of Physical Settlement) and (B) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), and in each case, after such adjustment shall be made such adjustments shall no longer be carried forward and taken into account in any subsequent adjustments to the Conversion Rate.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

        To the extent permitted by applicable law and the rules of the Relevant Stock Exchange, we may, from time to time, increase the Conversion Rate by any amount for a period of at least 25 Trading Days or any longer period permitted or required by law, if the AMC Board or an authorized committee thereof has made a determination, which determination shall be conclusive, that such increase is in our best interests. Such Conversion Rate increase shall be irrevocable during this period. We will give notice of such increase to the trustee and the conversion agent and cause such notice, which will include the amount of the increase and the period during which the increase will be in effect, to be sent to each holder of notes at least 15 days prior to the day on which such increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we consider to be advisable in order to avoid or diminish any income tax to any holders of our Class A common stock (or rights to purchase Class A common stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or any other reason.

        To the extent that we adopt a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of the notes, we shall make provision such that each holder will receive, in addition to, and concurrently with the delivery of, any shares of our Class A common stock otherwise due upon conversion, the rights under such rights plan or future rights plan in respect of such shares of our Class A common stock, unless the rights have separated from our Class A common stock before the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if we had distributed to all holders of our Class A common stock, distributed property as described in clause (3) above under this "—Adjustments to the Conversion Rate" section, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding the foregoing or any provision of the Indenture or the notes, if a holder converts the notes, Combination Settlement is applicable to such notes and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such notes (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (1), (2), (3), (4) and (5) above under this "—Adjustments to the Conversion Rate" section and (y) includes any shares of Class A common stock that entitle their holder to participate in such event, then, notwithstanding the Conversion Rate adjustment provisions in this "—Adjustments to the Conversion Rate" section, the Conversion Rate adjustment relating to such event will not be made for such converting holder for such Trading Day. Instead, such holder will be treated as if such Holder were the record owner of the Class A common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Events That Will Not Result in Adjustment

        The Conversion Rate will not be adjusted for any transaction or event other than for any transaction or event described above under "—Adjustments to the Conversion Rate" and below under "—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change." Without limiting the foregoing, the Conversion Rate will not be adjusted:

  •
  upon the issuance of any Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A common stock under any plan;

  •
  upon the issuance of any shares of our Class A common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries (or the issuance of any shares of our Class A common stock pursuant to any such options or other rights);

  •
  upon the issuance of any Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding paragraph and outstanding as of the date the notes were first issued;

  •
  for accrued and unpaid interest, if any;

  •
  repurchases of our Class A common stock that are not tender offers or exchange offers of the nature described in clause (5) of "—Adjustments to the Conversion Rate," including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

  •
  solely for a change in the par value of our Class A common stock; or

  •
  for the issuance of shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock or the right to purchase shares of our Class A common stock or such convertible or exchangeable securities, except as described under "—Conversion Rights-Adjustments to the Conversion Rate."

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

        If we:

  •
  reclassify our Class A common stock (other than a change as a result of a subdivision or combination of our Class A common stock to which adjustments described in clause (1) under "—Conversion Rights-Adjustments to the Conversion Rate" apply or a change in par value);

  •
  are party to a consolidation, merger or binding share exchange; or

  •
  sell, transfer, lease, convey or otherwise dispose of all or substantially all of our and our subsidiaries' consolidated property or assets, taken as a whole;

in each case, pursuant to which our Class A common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a "Merger Event"), each $1,000 principal amount of converted notes will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of our Class A common stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (which we refer to as the "Reference Property") and, prior to or at the effective time of such Merger Event, we or the successor or purchasing person, as the case may be, will execute with the trustee a supplemental indenture providing for such change in the right to convert the notes; provided, however, that at and after the effective time of the Merger Event (A) we shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the notes in accordance with "—Conversion Procedures" and (B)(I) any amount payable in cash upon conversion of the notes in accordance with the Indenture shall continue to be payable in cash, (II) any Class A common stock that we would have been required to deliver upon conversion of the notes in accordance with the Indenture shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of our Class A common stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on a unit of Reference Property.

        If the Merger Event causes our Class A common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the Reference Property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class A common stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of our Class A common stock. We will notify the holders, the trustee and the conversion agent (if other than the trustee) of such weighted average as soon as reasonably practicable after such determination is made.

        If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to the Indenture), multiplied by the price paid per share of our Class A common stock in such Merger Event and (B) we shall satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the relevant Conversion Date. We have agreed in the Indenture not to become party to any Merger Event unless its terms are consistent with the foregoing.

        If the Reference Property in respect of any such Merger Event includes shares of stock or other securities or assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Merger Event, such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders as the

AMC Board or an authorized committee thereof shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for conversion rights.

        A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase "all or substantially all of our and our subsidiaries' consolidated property or assets, taken as a whole" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change

        If, prior to the Maturity Date, a Make-Whole Fundamental Change occurs, then, as described below under "—The Increase in the Conversion Rate," we will increase the Conversion Rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the Make-Whole Fundamental Change (A) if such Make-Whole Fundamental Change does not also constitute a Fundamental Change, to, and including, the close of business on the date that is thirty (30) business days after the later of (i) the actual effective date of the Make-Whole Fundamental Change and (ii) the date we send to holders of the notes (with a copy to the trustee and the conversion agent) the relevant notice of the effective date of any Make-Whole Fundamental Change, as described below or (B) if the Make-Whole Fundamental Change also constitutes a "Fundamental Change," as described under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change," to, and including, the close of business on the business day immediately preceding the Fundamental Change Repurchase Date corresponding to such fundamental change. We refer to this period as the "make-whole conversion period."

The Increase in the Conversion Rate

        In connection with the Make-Whole Fundamental Change, we will increase the Conversion Rate by reference to the table below, based on the date when the Make-Whole Fundamental Change becomes effective, which we refer to as the "effective date," and the "Applicable Price." If the Make-Whole Fundamental Change is a transaction or series of related transactions described in clause (c) of the "Change in Control" definition set forth under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change" and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our Class A common stock in the Make-Whole Fundamental Change consists solely of cash, then the "Applicable Price" will be the cash amount paid per share of our Class A common stock in the Make-Whole Fundamental Change. In all other cases, the "Applicable Price" will be the average of the Closing Sale Prices per share of our Class A common stock for the five consecutive Trading Days immediately preceding, but excluding, the relevant effective date. The AMC Board or an authorized committee thereof will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in accordance with the Indenture where the Ex Date of the event occurs, at any time during those five consecutive Trading Days.

        Subject to the provisions set forth under "—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales," upon surrender of notes for conversion in connection with a Make-Whole Fundamental Change, we shall, at our option, satisfy the related conversion obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with the Indenture. However, if the consideration for our Class A common stock in any Make-Whole Fundamental Change described in the third paragraph of the Change in Control definition set forth under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change" is composed entirely of cash, for any conversion of notes following the effective date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Applicable Price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the Conversion Rate (including any adjustment as described in this section), multiplied by such Applicable Price. In such event, the conversion obligation will be determined and shall be paid to holders in cash on the second business day following the Conversion Date. The following table sets forth the amount that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period (the "Make-Whole Applicable Increase"). If an event occurs (other than a Make-Whole Fundamental Change as described in this paragraph) or pursuant to the proviso in the definition of Conversion Rate that requires an adjustment to the Conversion Rate, then, on the date and at the time on which such adjustment is so required to be made, each Applicable Price set forth in the table below under the column titled "Applicable Price" shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of:

  •
  the Applicable Price as in effect immediately before such adjustment to such Applicable Price; and

  •
  a fraction, the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect immediately after such adjustment to the Conversion Rate.

        In addition, we will adjust each Make-Whole Applicable Increase in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under "—Adjustments to the Conversion Rate."

Applicable Price

Effective Date	$17.50	$18.50	$18.95	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00
September 14, 2018	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4137	0.1063	0.0060
September 15, 2019	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4137	0.1063	0.0060
September 15, 2020	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4137	0.1063	0.0060
September 15, 2021	4.3724	3.6654	3.3842	2.8100	1.8004	1.1392	0.7022	0.4020	0.0869	0.0023
September 15, 2022	4.3724	3.6654	3.3842	2.8100	1.8004	1.0664	0.5564	0.2693	0.0343	0.0000
September 15, 2023	4.3724	3.6654	3.3842	2.8100	1.3347	0.5784	0.2269	0.0710	0.0000	0.0000
September 15, 2024	4.3724	1.2837	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact Applicable Price and effective date may not be as set forth in the table above, in which case:

  •
  if the actual Applicable Price is between two Applicable Prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the Make-Whole Applicable Increase by linear interpolation between the numbers of additional shares set forth for the higher and lower Applicable Prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

  •
  if the actual Applicable Price is greater than $40.00 per share (subject to adjustment in the same manner as the "applicable prices" in the table above), we will not increase the Conversion Rate; and

  •
  if the actual Applicable Price is less than $17.50 per share (subject to adjustment in the same manner as the "Applicable Prices" in the table above), we will not increase the Conversion Rate.

        In the event that notes in the aggregate are convertible into shares of our Class A common stock in excess of the share issuance limitations of the listing rules of the New York Stock Exchange, we will, at our option (but without delaying delivery of consideration upon any conversion), either obtain stockholder approval of such issuances or deliver cash consideration in lieu of any shares of our Class A common stock otherwise deliverable upon conversions in excess of such limitations calculated based on the average of the Daily VWAP for the ten Trading Days immediately preceding the applicable Conversion Date, with the Daily VWAP for each such Trading Day being weighted for purpose of calculating such average based on the trading volume used to calculate the Daily VWAP for each such Trading Day. If we are paying cash in lieu of delivering shares of Class A common stock pursuant to this paragraph, we will notify the trustee, the conversion agent and the holders of notes of the maximum number of shares we will deliver per $1,000 principal amount of converted notes in respect of the relevant conversion.

        Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change

        If a "Fundamental Change," as described below, occurs, each holder of notes will have the right, at such holder's option, subject to the terms and conditions of the Indenture, to require us to repurchase for cash all or any portion of the holder's notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (or portion thereof), plus accrued and unpaid interest, if any, to, but excluding the Fundamental Change Repurchase Date. However, if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date (without any surrender of such notes by such holder), and the Fundamental Change Repurchase Price will not include any accrued but unpaid interest.

        We must repurchase the notes on a date of our choosing, which we refer to as the "Fundamental Change Repurchase Date." However, the Fundamental Change Repurchase Date shall be no later than 35 business days, and no earlier than 20 business days (or as such period may be extended pursuant to the Indenture), after the date we send the relevant notice of the Fundamental Change, as described below. On or before the 20th business day after the consummation of a Fundamental Change, we must send, or cause to be sent, to all holders of notes in accordance with the Indenture, a notice regarding the Fundamental Change. The notice must state, among other things:

  •
  the events causing the Fundamental Change;

  •
  the date of the Fundamental Change;

  •
  the Fundamental Change Repurchase Date;

  •
  the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the Fundamental Change Repurchase Date;

  •
  the Fundamental Change Repurchase Price;

  •
  the names and addresses of the paying agent and the conversion agent;

  •
  the procedures that a holder must follow to exercise its fundamental change repurchase right;

  •
  the Conversion Rate and, if applicable, any adjustments to the Conversion Rate that will result from the Fundamental Change; and

  •
  that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture or if we default in the payment of the Fundamental Change Repurchase Price.

        To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to us (if we are acting as our own paying agent) or to the paying agent no later than the close of business on the business day immediately preceding the Fundamental Change Repurchase Date. This written notice must state:

  •
  the certificate number(s) of the notes that the holder will deliver for repurchase, if they are in certificated form;

  •
  the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

  •
  that the notes are to be repurchased by us pursuant to the fundamental change provisions of the Indenture.

        A holder may withdraw any fundamental change repurchase notice by delivering to us (if we are acting as our own paying agent), or the paying agent, a written notice of withdrawal prior to the close of business on the business day immediately preceding the Fundamental Change Repurchase Date or such longer period as may be required by law, or if there is a default in the payment of the fundamental change repurchase, at any time during which the default continues. The notice of withdrawal must state:

  •
  the name of the holder;

  •
  a statement that the holder is withdrawing its election to require us to repurchase its notes;

  •
  the certificate number(s) of the notes being withdrawn, if they are in certificated form;

  •
  the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

  •
  the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

        If the notes are not in certificated form, the above notices must comply with applicable DTC procedures. We will pay the Fundamental Change Repurchase Price no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the note, together with necessary endorsements. If the paying agent (in the case of a paying agent other than us) holds as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date, money sufficient to pay the Fundamental Change Repurchase Price (plus accrued and unpaid interest, if any), with respect to all notes to be repurchased or paid on such Fundamental Change Repurchase Date, payable as herein provided on such Fundamental Change Repurchase Date, then (unless there shall be a default in the payment of such aggregate Fundamental Change Repurchase Price), except as otherwise provided herein, on and after such date, interest on such notes will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders shall terminate with respect to such securities, other than the right to receive the Fundamental Change Repurchase Price plus such accrued and unpaid interest in accordance with the Indenture.

        A "Fundamental Change" will be deemed to occur upon the occurrence of a "Change in Control" or a "Termination of Trading."

        A "Change in Control" will be deemed to occur at such time as:

          (a)   any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than 50% of the total outstanding voting power of all classes of our Capital Stock entitled to vote generally in the election of directors ("Voting Stock"), provided, however, that a transaction described in this clause (a) shall not constitute a "Change in Control" if (i) such transaction occurs prior to such time that Wanda first cease to hold fifty percent (50%) or more of voting power of our Voting Stock, any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) that includes Wanda or one or more affiliates of Wanda has become the direct or indirect "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than fifty percent (50%) of the total outstanding voting power of our Voting Stock, provided that Wanda and its affiliates, collectively, hold more than fifty percent (50%) of our Voting Stock "beneficially owned" by such "person" or "group" or (ii) such "person" or "group" that has become the direct or indirect "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than fifty percent (50%) of the total outstanding voting power of our Voting Stock is Silver Lake Group or any of its affiliates or any "group" that includes Silver Lake Group or one or more affiliates of Silver Lake Group, provided that Silver Lake Group and its affiliates, collectively, hold more than fifty percent (50%) of our Voting Stock "beneficially owned" by such "person" or "group;"

          (b)   the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our and our Subsidiaries' consolidated property or assets, taken as a whole to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than us and/or one or more of our direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of us with or into another person is not subject to clause (b));

          (c)   any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all or substantially all of our shares of Class A common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of us with or by another person pursuant to which the persons that "beneficially owned," directly or indirectly, the shares of our Voting Stock immediately prior to such transaction "beneficially own," directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation's Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction; or

          (d)   the adoption of a plan relating to our liquidation or dissolution.

        Notwithstanding the foregoing, (x) any transaction that constitutes a "Change in Control" pursuant to both clause (a) and clause (c) above shall be deemed to be a "Change in Control" solely under clause (c) above and (y) a transaction or transactions described in any of clauses (a), (b) or (c) above (including any merger solely for the purpose of changing our jurisdiction of incorporation) will not constitute a Change in Control if (i) at least 90% of the consideration received or to be received by holders of our Class A common stock or Reference Property into which the notes have become convertible pursuant to "—Conversion Rights—Change in the Conversion Right Upon Certain

Reclassifications, Business Combinations and Asset Sales" (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the notes become convertible into or exchangeable for such consideration as described in "—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales."

        There is no precise, established definition of the phrase "all or substantially all of the consolidated property or assets of our and our subsidiaries, taken as a whole" under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

        A "Termination of Trading" is deemed to occur if our Class A common stock (or other common equity into which the notes are then convertible) is not listed for trading on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

        We may not have the financial resources, and we may not be able to arrange for financing, to pay the Fundamental Change Repurchase Price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an Event of Default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a Fundamental Change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not. We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. See "Risk Factors—Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes." Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to a holder. See "Risk Factors—The fundamental change and Make-Whole Fundamental Change provisions may delay or prevent an otherwise beneficial takeover attempt of us." In connection with any fundamental change offer, we will, to the extent required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and Regulation 14E under the Exchange Act and all other applicable laws;

  •
  file a Schedule TO or any other required schedules under the Exchange Act or other applicable laws; and

  •
  otherwise comply with all applicable United States federal and state securities laws in connection with any offer by us to repurchase the notes; provided that any time period specified in this section "Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change" shall be extended to the extent necessary for such compliance.

        No notes may be repurchased by us under this section on any date if, on such date, the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Optional Redemption

        On or after September 14, 2023, we may, at our option redeem for cash all or part of the notes, upon notice pursuant to the Indenture at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, provided that the Closing Sale Price of the Class A common stock for 20 or more Trading Days in the period of 30 consecutive Trading Days (including the final three Trading Days) ending on the Trading Day immediately prior to the date the redemption notice is delivered to holders of the notes is equal to or exceeds 150% of the applicable Conversion Price on each applicable Trading Day.

        If the Conversion Rate is adjusted pursuant to the proviso to the definition of Conversion Rate, we may, at our option, redeem, between September 14, 2020 and September 14, 2021, for cash all or part of the notes, upon notice pursuant to the Indenture, at a price (the "IRR Redemption Price") that results in the Specified Return Requirement being satisfied with respect to the notes to be redeemed, provided that the IRR Redemption Price with respect to any notes shall be no less than 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date.

        We may not redeem any notes pursuant to the Indenture if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded by the holders, on or prior to the Redemption Date.

        No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

        We will give notice of redemption by first-class mail, postage prepaid (or in accordance with the applicable procedures in the case of global securities), delivered not less than, as the case may be, 50 Scheduled Trading Days (with respect to any redemption of the SL Securities) or less than 45 Scheduled Trading Days (with respect to any redemption of notes other than SL Securities), and not more than 60 Scheduled Trading Days prior to the Redemption Date, to each holder of notes to be redeemed, at its address appearing in the security register; provided, however, that we shall not deliver any notice of redemption to any Holder at any time when there exists any default or event of default.

Consolidation, Merger and Sale of Assets

        The Indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our and our Subsidiaries' consolidated property or assets, taken as a whole, to, another person (other than one or more of our Subsidiaries), whether in a single transaction or series of related transactions, unless, among other things:

  •
  we are the continuing person or such other person is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, such other person assumes all of our obligations under the notes and the Indenture, and following such transaction or series of related transactions the Reference Property does not include interests in an entity that is a partnership for U.S. federal income tax purposes;

  •
  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or event of default shall have occurred and be continuing under the Indenture;

  •
  immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, except in the case of the consolidation or merger of any Subsidiary with or into us, we (or the surviving entity if we are not the continuing corporation) will (A) be permitted to Incur at least $1.00 of additional indebtedness pursuant to the Consolidated Debt Ratio set forth under "—Limitation on the

    Incurrence of Additional Indebtedness" or (B) have a Consolidated Debt Ratio equal to or less than the Consolidated Debt Ratio immediately prior to such transaction; and

  •
  each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental Indenture confirmed that its Guarantee shall apply to such person's obligations under this Indenture and the notes.

        When the successor assumes all of our obligations under an Indenture, except in the case of a lease, our obligations under the Indenture will terminate. Some of the transactions described above could constitute a Fundamental Change that permits holders to require us to repurchase their notes, as described under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change." There is no precise, established definition of the phrase "all or substantially all of our and our subsidiaries' consolidated property or assets, taken as a whole" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries' consolidated property or assets.

Events of Default

        The following are "Events of Default" under the Indenture for the notes:

  •
  our default in the payment of the principal of any note when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a fundamental change, on a Redemption Date, upon acceleration or otherwise;

  •
  our default in the payment of any interest on any note when it becomes due, if such default continues for 30 days after the date when due;

  •
  our failure to satisfy our conversion obligations upon the exercise of a holder's conversion right;

  •
  our failure to comply with our obligations (including the obligation to deliver a fundamental change notice) under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change" and "—Consolidation, Merger and Sale of Assets" above;

  •
  our failure to comply with any other term, covenant or agreement contained in the notes or the Indenture, if the failure is not cured within 60 days after we have received notice of the Default in writing from the Trustee or holders of at least 25% of the aggregate principal amount of notes then outstanding;

  •
  (i) one or more defaults in the payment of principal of or premium, if any, on the Indebtedness of AMC, any Significant Subsidiary or any Parent Guarantor, aggregating $50.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of AMC, any Significant Subsidiary or any Parent Guarantor, aggregating $50.0 million or more, shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

  •
  any holder of any Indebtedness in excess of $50.0 million in the aggregate of AMC, any Significant Subsidiary or any Parent Guarantor shall notify the trustee of the intended sale or disposition of any assets of AMC, any Significant Subsidiary or any Parent Guarantor that have been pledged to or for the benefit of such person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of AMC, any Significant Subsidiary or any Parent Guarantor pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of AMC, any Significant Subsidiary or any Parent Guarantor or in accordance with applicable law;

  •
  one or more final judgments or orders shall be rendered against us, any Significant Subsidiary or any Parent Guarantor for the payment of money, either individually or in an aggregate amount, in excess of $50.0 million and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

  •
  except as permitted by the Indenture, the Guarantee of any Significant Subsidiary or any Parent Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

  •
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries.

        If an Event of Default, other than an Event of Default referred to in the tenth bullet above, has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare 100% of the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in bullet (10) in the paragraph above, 100% of the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion. After any acceleration of the notes, the holders of a majority in aggregate principal amount of the notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

  •
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

  •
  all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived (or are waived concurrently with such rescission or annulment); and

  •
  all amounts due to the trustee have been paid.

        The Indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the relevant provisions of the Indenture, applicable law and the trustee's rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder will have any right to institute any suit, action or proceeding in equity or in law upon or under or with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

  •
  the holder previously shall have given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made a written request to the trustee to institute such action, suit or proceeding in its own name as trustee;

  •
  the holder or holders shall have offered and, if requested, provided the trustee indemnity satisfactory to the trustee against any loss, liability or expense in connection with pursuing such remedy; and

  •
  the trustee shall have failed to comply with the request for 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, the holders of a majority in aggregate principal amount of the notes then outstanding have not given the trustee a direction that is inconsistent with the request.

        However, the above limitations do not apply to a suit by a holder to enforce:

  •
  the payment of all amounts due with respect to the notes (including any principal, interest or the Fundamental Change Repurchase Price or the Redemption Price);

  •
  the right to convert that holder's notes in accordance with the Indenture; or

  •
  the right to bring suit for the enforcement of any such payment or conversion.

        Except as provided in the Indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by written notice to the trustee, waive on behalf of all holders of notes any past default or event of default and its consequences, other than a Default or Event of Default:

  •
  in the payment of principal of, or interest on, any note or in the payment of the Fundamental Change Repurchase Price or the Redemption Price, as the case may be;

  •
  arising from our failure to convert any note in accordance with the Indenture; or

  •
  in respect of any provision under the Indenture or the notes that cannot be modified or amended without the consent of the holders of each outstanding note affected, if:

  •
  all existing Defaults or Events of Default, other than the nonpayment of the principal of and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

  •
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        We will notify the trustee within 30 days of our becoming aware of the occurrence of any default or event of default. In addition, the Indenture requires us and each Guarantor (to the extent that such Guarantor is so required under the TIA) to furnish to the trustee, within 120 calendar days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2018, a certificate from the principal executive, financial or accounting officer of ours stating that such officer has conducted or supervised a review of the activities of us and the Guarantors and the performance of our and their obligations under the Indenture and the notes and that, based upon such review, no Default or Event of Default exists thereunder or, if a Default or Event of Default exists, specifying such event, status and the remedial action proposed to be taken by us and each Guarantor with respect to such Default or Event of Default. If a Default or Event of Default has occurred and the trustee has received notice of the Default or Event of Default in accordance with the Indenture, or as to which a responsible officer of the trustee who shall have direct responsibility for the administration of the Indenture shall have actual knowledge, the trustee must send to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice or after acquiring such knowledge, as applicable. However, the trustee need not send the notice if the Default or Event of Default:

  •
  has been cured or waived; or

  •
  is not in the payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Modification and Waiver

        We may amend or supplement the Indenture, the Guarantees or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, notes) our compliance with any provision of the Indenture or notes without notice to any other holder of notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

  •
  change the stated maturity of the principal of, or the payment date of any installment of interest on, any note;

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  reduce the principal amount of any note, or any interest on, any note or alter or waive the provisions with respect to the redemption of such note;

  •
  change the place or currency of payment of principal of, or interest on, any note;

  •
  impair the right of any holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any note or impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;

  •
  reduce the Fundamental Change Repurchase Price or modify, in a manner adverse to the holders of the notes, our obligations relating to the right of the holders to require us to repurchase notes upon a fundamental change;

  •
  reduce the Conversion Rate other than as provided in the Indenture or adversely affect the right of the holders of the notes to convert their notes in accordance with the Indenture;

  •
  reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification to or amendment of any provision of the Indenture or the notes; or

  •
  modify certain provisions of the Indenture that require each holder's consent or the provisions relating to the modification and waiver of defaults, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

        Notwithstanding the foregoing or anything to the contrary, so long as any SL Securities are outstanding, without the consent of the holders of 100% of the aggregate principal amount of the SL Securities, an amendment, supplement or waiver, including a waiver of a past default, may not modify (i) any provision in the Indenture specifically and uniquely applicable to the SL Securities in a manner adverse to the holders of, or the holders of a beneficial interest in, the SL Securities, (ii) the proviso to the definition of Conversion Rate or (iii) certain redemption provisions.

        We and the trustee may amend or supplement the Indenture or the notes without notice to or the consent of any holder of the notes to:

  •
  evidence the assumption of our obligations under the Indenture and notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our Subsidiaries' consolidated property or assets, taken as a whole, in accordance with the Indenture;

  •
  make adjustments in accordance with the Indenture to the right to convert the notes upon certain reclassifications in our Class A common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries' consolidated property or assets, taken as a whole;

  •
  secure our obligations in respect of the notes or add Guarantees with respect to the notes;

  •
  evidence and provide for the appointment of a successor trustee pursuant to the terms of the Indenture;

  •
  comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of any applicable notes pursuant to the Indenture;

  •
  add to our covenants or Events of Default for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

  •
  make provision with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the conversion rate in accordance with the Indenture;

  •
  irrevocably elect or eliminate one or more settlement methods and/or irrevocably eliminate a minimum Specified Dollar Amount, in each case except with respect to a note (i) as to which a Conversion Date has occurred, (ii) following the 27th Scheduled Trading Day prior to the Maturity Date or (iii) in the case of the SL Securities only as provided in the Indenture

  •
  make any change that does not adversely affect the rights of any holder;

  •
  permit the conversion of the notes into Reference Property in accordance with the Indenture;

  •
  comply with the requirement of the SEC in order to effect or maintain the qualification of the Indenture and any supplemental Indenture under the TIA; or

  •
  add a Guarantor or Guarantee under this Indenture, or to release any such Guarantor or Guarantee if at the time of such release such Guarantor is not otherwise required by this Indenture to be a Guarantor.

        In addition, we and the trustee may enter into a supplemental Indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not materially adversely affect the rights of any holder in any respect.

Discharge

        We may generally satisfy and discharge our obligations under the Indenture:

  •
  by delivering all outstanding notes to the trustee for cancellation; or

  •
  if after all outstanding notes have become due and payable at their scheduled maturity, upon conversion or repurchase upon fundamental change, or redemption, we irrevocably deposit with the trustee or the paying agent (if the paying agent is not us or any of our affiliates) cash (or, in the case of conversion, deliver to the holders cash, common stock (and cash in lieu of any fractional shares), or a combination thereof, as applicable, solely to satisfy our conversion obligation) sufficient to satisfy all obligations due on all outstanding notes and pay all other sums payable under the Indenture.

Calculations in Respect of Notes

        We and our agents are responsible for making all calculations under the Indenture and notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of our

Class A common stock, the number of shares deliverable upon conversion of the notes, adjustments to the Conversion Price and the Conversion Rate, the Daily VWAPs, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the notes, the amount of conversion consideration deliverables in respect of any conversion and the amounts of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of the notes. We will provide a copy of these calculations to the trustee (and conversion agent if not the trustee), as required, and the trustee is entitled to conclusively rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

        None of our or any Guarantor's past, present or future directors, officers, employees or stockholders (other than AMC in respect of the notes and each Guarantor in respect of each Guarantee), as such, will have any liability for any of our obligations under the notes, the Guarantees or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Reports

        We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee. To the extent the TIA then applies to the Indenture, we will comply with TIA §314(a). In addition, while the notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, we will, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.

Unclaimed Money

        Subject to applicable escheatment laws, if money or property deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

        The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

        We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

        We will replace mutilated, lost, destroyed or stolen notes at the holder's expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee (with respect to the trustee).

Trustee and Transfer Agent

        The trustee for the notes is U.S. Bank National Association. We have appointed the trustee as the initial paying agent, registrar and conversion agent with regard to the notes. The Indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. U.S. Bank National Association and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

        The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the Indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may Incur to comply with the request or demand.

Listing and Trading

        We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our Class A common stock is listed for trading on the New York Stock Exchange.

Registration Rights

        We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the selling securityholders with certain registration rights with respect to the resale of the notes and the shares of Class A common stock issuable upon conversion of the notes, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (i) been sold in accordance with the plan of distribution disclosed in this prospectus or (ii) otherwise cease to be outstanding.

Form, Denomination and Registration of Notes

        The notes have been issued in registered form, without interest coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the Indenture. The trustee need not register the transfer of or exchange any note for which a fundamental change repurchase notice or notice of redemption has been delivered, and not withdrawn, except (i) if we default in the payment of the Fundamental Change Repurchase Price or the Redemption Price or (ii) with respect to that portion of the notes not being repurchased or redeemed.

        Physical securities may be issued in exchange for interests in a global security solely pursuant to the Indenture. So long as the notes, or portion thereof, are eligible for book-entry settlement with the depository, unless otherwise required by law, subject to the Indenture, such notes may be represented by one or more notes in global form registered in the name of the depository or the nominee of the depository ("global securities"). The transfer and exchange of beneficial interests in any such global securities shall be effected through the depositary in accordance with the Indenture and the applicable procedures of the depository. Except as provided in the Indenture, beneficial owners of a global security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical securities and such beneficial owners will not be considered holders of such global security. Any global securities shall represent such amount of the outstanding notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding notes from time to time endorsed thereon and that the aggregate amount of outstanding notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a global security to reflect the amount of any increase or decrease in the amount of outstanding notes represented thereby shall be made by the trustee or the custodian for the global security, at the written direction of the trustee, in such manner and upon instructions given by the holder of such notes in accordance with the Indenture. Payment of principal of, and interest on, any global securities (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable) shall be made to the depository in immediately available funds.

        We will not impose a service charge in connection with any transfer or exchange of any note.

Governing Law

        The Indenture, any Guarantee and the notes, and any claim, controversy or dispute arising under or related to the Indenture or the notes, are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used in this section for which no definition is provided.

        "30% Threshold" means, as of the Adjustment Test Date, a number of shares of Class A common stock equal to 30% of the sum, in each case assuming Physical Settlement, of (A) all shares of Class A common stock and any other class of common stock of the Company outstanding on such date, (B) the shares of Class A common stock and any other class of common stock of the Company issuable upon exercise or settlement of any vested equity incentive awards then outstanding under equity incentive plans of the Company, and (C) to the extent not included in clause (B), all shares of Class A common stock and any other class of common stock of the Company issuable upon conversion, exercise or exchange of any convertible notes (including the notes), warrants, options or other instruments that are convertible, exercisable or exchangeable into or for shares of Class A common stock or any other class of common stock of the Company, excluding for purposes of this clause (C) shares of Class A common stock issuable upon conversion of shares of Class B common stock, par value $0.01 per share, of the Company and shares of Common Stock issuable upon exercise or settlement of any equity incentive awards, minus the Adjustment for Wanda Share Forfeitures.

        "Acquired Indebtedness" of any particular person means Indebtedness of any other person existing at the time such other person merged or consolidated with or into or became a Subsidiary of such particular person or assumed by such particular person in connection with the acquisition of assets from any other person, and not incurred by such other person in connection with, or in contemplation of, such other person merging with or into such particular person or becoming a Subsidiary of such particular person or such acquisition.

        "Adjustment Effectiveness Date" means the Adjustment Test Date, provided that, for purposes of determining the Conversion Rate, in respect of any conversion for which the applicable Observation Period includes the Adjustment Test Date, the Adjustment Effectiveness Date shall be the earliest Trading Day in such Observation Period.

        "Adjustment for Wanda Share Forfeitures" means the lesser of (i) 5,666,000 as adjusted for share splits, reverse share splits, share dividends, or share combinations, and (ii) the difference between (x) the aggregate amount of shares of Class A common stock the notes would be convertible into immediately following an adjustment to the Conversion Rate pursuant to the proviso to the definition of Conversion Rate, assuming Physical Settlement, as determined at such time, less (y) the aggregate amount of shares of Class A common stock the notes would be convertible into immediately prior to an adjustment to the Conversion Rate pursuant the proviso to the definition of Conversion Rate, assuming Physical Settlement, as determined at such time.

        "Adjustment Test Date" means the Close of Business on September 14, 2020 (or, if such date is not a Trading Day, on the Trading Day immediately preceding such date) or the Effective Date of any Make-Whole Fundamental Change that occurs before September 14, 2020.

        "Adjustment Test Price" means (i) the average of the Daily VWAP for each Trading Day in the period of ten (10) consecutive Trading Days ending on September 14, 2020 (or, if such date is not a Trading Day, ending on the Trading Day immediately preceding such date) with the Daily VWAP for each such Trading Day being weighted for purpose of calculating such average based on the trading volume used to calculate Daily VWAP for each such Trading Day or (ii) the Applicable Price for any Make-Whole Fundamental Change that occurs before September 14, 2020, as the case may be.

        "AMC Board" means the AMC board of directors.

        "Capital Lease Obligations" of any person means any obligations of such person and its Subsidiaries on a consolidated basis under any capital lease or financing lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation (together with Indebtedness in the form of operating leases entered into by AMC or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect).

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such person and all warrants or options to acquire such capital stock.

        "Closing Sale Price" on any date means the per share price of our Class A common stock on such date, determined (i) on the basis of the Closing Sale Price per share (or if no Closing Sale Price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if our Class A common stock is not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for our Class A common stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the Closing Sale Price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm's-length transaction, for one share of our Class A common stock. The "Closing Sale Price" will be determined without reference to after-hours or extended market trading.

        "Consolidated Debt" of any person means, as of a date of determination, the aggregate principal amount of all outstanding Indebtedness of the such person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, and assuming that any revolving credit facility was then fully drawn.

        "Consolidated Debt Ratio" of any person means, as of a date of determination and for any period, the ratio of (i) the Consolidated Debt of such person as of such date of determination, to (ii) the Consolidated EBITDA of such person for such period.

        "Consolidated EBITDA" has the meaning set forth in the Indenture for the 2027 Notes; provided that for purposes of this definition, all transactions involving the acquisition of any person or motion picture theatre by another person shall be accounted for on a "pooling of interests" basis and not as a purchase; provided, further, that, solely with respect to calculations of the Consolidated Debt Ratio:

            (i)  Consolidated EBITDA shall include the effects of incremental contributions AMC reasonably believes in good faith could have been achieved during the relevant period as a result of a motion picture theatre or screen which was first opened for business by AMC or a Subsidiary during the applicable period (a "theatre completion") had such theatre completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an officers' certificate delivered to the trustee at the time of any calculation of the Consolidated Debt Ratio;

           (ii)  Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and

          (iii)  all preopening expense and theatre closure expense which reduced/(increased) consolidated net income (loss) (as defined in the Indenture for the 2027 Notes) during any applicable period shall be added to Consolidated EBITDA.

        "Conversion Rate" shall initially be 52.7704, subject to adjustment as provided under "—Conversion Rights"; provided that if, on the Adjustment Test Date, the product of (i) the Adjustment Test Price for the Class A common stock and (ii) 120% is less than the Conversion Price as of such date before giving effect to this paragraph, then the then applicable Conversion Rate shall, as of the Adjustment Effectiveness Date, be increased to the amount that results in the Conversion Price being equal to the greater of (i) the product of (A) 120% and (B) the Adjustment Test Price for the Class A common stock and (ii) the Conversion Price at which the outstanding notes (assuming all SL Securities initially issued pursuant to this Indenture are outstanding) would as of such date be convertible (assuming Physical Settlement of such conversion) into a number of shares of Class A common stock equal to the 30% Threshold. For the avoidance of doubt, the Conversion Rate shall not be reduced and the Conversion Price shall not be increased in each case pursuant to the proviso in the preceding sentence.

        "Credit Agreement" means that certain credit agreement, dated April 30, 2013, among AMC, as borrower, the lenders and issuers party thereto, Citicorp North America, Inc., as administrative agent, Bank of America, N.A., as syndication agent, Barclays Bank PLC, CS Securities (USA) LLC and HSBC Bank USA, N.A. as co-documentation agents, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, increases, refinancings, renewals, refundings, restructurings or replacements thereof.

        "Currency Hedging Obligations" means the obligations of any person pursuant to an arrangement designed to protect such person against fluctuations in currency exchange rates.

        "Daily Conversion Value" means, for each Trading Day during the Observation Period, one-twenty-fifth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

        "Daily Measurement Value" means the Specified Dollar Amount (if any), divided by 25.

        "Daily Settlement Amount" for each Trading Day during the Observation Period, shall consist of:

          (a)   cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

          (b)   if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Class A common stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

        "Daily VWAP" means, for each Trading Day during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "AMC <EQUITY> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "Daily VWAP" shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        The "Ex Date" means the first date on which our Class A common stock shares trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our Class A common stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

        "Existing Senior Subordinated Notes" means our 5.875% Senior Subordinated Notes due 2022, our 6.375% Senior Subordinated Notes due 2024, our 5.75% Senior Subordinated Notes due 2025, our 5.875% Senior Subordinated Notes due 2026 and our 6.125% Senior Subordinated Notes due 2027.

        "GAAP" means (including as used in definitions incorporated from the Indenture for the 2027 notes) generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

        "Guarantee" means, individually, any guarantee of AMC's obligations under the notes and the Indenture by a Guarantor and any supplemental indenture applicable thereto, and, collectively, all such Guarantees. Each such Guarantee will be in the form prescribed in the Indenture.

        "Guarantor" means each subsidiary of AMC that executes the Indenture as a Guarantor on the Issue Date, each other subsidiary of AMC that thereafter guarantees the notes in accordance with the terms of the Indenture and any Parent Guarantor.

        "Incur" means, with respect to any Indebtedness or other obligation of any person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such person (and "Incurrence" and "incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with the covenant described under "—Limitation on the Incurrence of Additional Indebtedness", amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such indebtedness incurred shall at all times be the aggregate principal amount at stated maturity.

        "Indebtedness" has the meaning set forth in the Indenture for the 2027 Notes.

        "Indenture for the 2027 Notes" means the Indenture, dated as of March 17, 2017, among AMC, the guarantors party thereto and U.S. Bank National Association, as trustee, pursuant to which AMC issued its 6.125% Senior Subordinated Notes due 2027, as amended and in effect on September 14, 2018.

        "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect AMC or any of its subsidiaries against fluctuations in interest rates.

        "IRR" means, as of any date of determination, the discount rate at which the net present value of the aggregate principal amount of the notes to be redeemed and the IRR Redemption Price through the time of redemption equals zero, calculated for the aggregate principal amount of the notes from the issue date and, for the IRR Redemption Price, from the Redemption Date.

        "Issue Date" means September 14, 2018.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Make-Whole Fundamental Change" means an event described in the definition of "Fundamental Change" set forth under "—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change" after giving effect to any exceptions to or exclusions from the definition of "Change in Control" (including, without limitation, the exception described in the paragraph following clauses (a) through (d) of the definition of "Change in Control"), but without regard to the exclusion set forth in clause (c) of the definition of "Change in Control."

        "Market Disruption Event" means, with respect to our Class A common stock or any other security, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for our Class A common stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of our Class A common stock or such other security or in any options contracts or future contracts relating to our Class A common stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

        "Obligations" means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

        "Observation Period" with respect to any note (other than an SL Security) surrendered for conversion, means: (i) if the relevant Conversion Date occurs prior to the 27th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 27th Scheduled Trading Day immediately preceding the Maturity Date, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date; and, with respect to SL Securities, has the meaning set forth under "—Conversion Rights—Settlement Upon Notice".

        "Permitted Indebtedness" means the following:

            (i)  Indebtedness of AMC or any Guarantor under the Credit Agreement, the Existing Senior Subordinated Notes and the guarantees thereof;

           (ii)  Indebtedness of AMC or any of its Subsidiaries outstanding on the Issue Date (other than the Existing Senior Subordinated Notes or Indebtedness outstanding under the Credit Agreement);

          (iii)  Indebtedness of AMC or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

          (iv)  Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

           (v)  Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the Existing Senior Subordinated Notes or any other Indebtedness outstanding on the Issue Date in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by AMC as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of AMC incurred in connection with such refinancing; provided, that in the event such Indebtedness being renewed, extended, refinanced or refunded is subordinate or junior in right of payment to the notes or a guarantee pursuant to a written agreement, then the related financing shall be subordinated in right of payment to the notes or guarantee, as applicable;

          (vi)  Indebtedness of any Subsidiary Incurred in connection with the guarantee of any Indebtedness of AMC or the Guarantors in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is subordinate or junior in right of payment to the notes or a guarantee pursuant to a written agreement, then the related guarantee shall be subordinated in right of payment to the guarantee;

         (vii)  Indebtedness relating to Currency Hedging Obligations entered into solely to protect AMC or any of its subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

        (viii)  Capital Lease Obligations of AMC or any of its Subsidiaries;

          (ix)  Indebtedness of AMC or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

           (x)  Indebtedness represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit); and

          (xi)  Acquired Indebtedness; provided that after giving effect to such acquisition, merger or consolidation, either (a) AMC would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Debt Ratio test set forth in the Indenture or (b) the Consolidated Debt Ratio of AMC would be equal to or less than immediately prior to such acquisition, merger or consolidation.

        "Permitted Interest Rate Protection Agreements" means, with respect to any person, Interest Rate Protection Agreements entered into in the ordinary course of business by such person that are designed to protect such person against fluctuations in interest rates with respect to permitted indebtedness and that have a notional amount no greater than the payment due with respect to permitted indebtedness hedged thereby.

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

        "Redemption Date" means the date specified for redemption of the notes in accordance with the terms of the Indenture.

        "Redemption Price" means, either, the Par Redemption Price or the IRR Redemption Price, as applicable.

        "Relevant Stock Exchange" means the New York Stock Exchange or, if our Class A common stock (or other security for which the Closing Sale Price must be determined) is not then listed on the New York Stock Exchange, the principal other U.S. national securities exchange or market on which our Class A common stock (or such other security) is then listed.

        "Scheduled Trading Day" means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If our Class A common stock is not listed on any U.S. national securities exchange, "Scheduled Trading Day" means a business day.

        "Significant Subsidiary," means any subsidiary that would be a "significant subsidiary" of the company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Silver Lake Group" means Silver Lake Alpine, L.P., a Delaware limited partnership (together with its successors and any affiliates).

        "SL Securities" means the physical securities issued and authenticated on the Issue Date with an initial balance of $600,000,000 and identified by the CUSIP and ISIN identified in the Indenture or any SL global securities or temporary securities issued in exchange for a physical security.

        "Specified Dollar Amount" means the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the Settlement Notice (or deemed specified pursuant to this Indenture) related to any converted notes (or portion thereof).

        "Specified Return Requirement" means, with respect to a redemption of notes pursuant to an IRR Redemption, the amount necessary to provide the holders of such notes with an IRR of 15.0% on the aggregate principal amount of such notes to be redeemed as if such holder held such notes from the Issue Date. Whether a redemption satisfies the Specified Return Requirement will be determined as of the Redemption Date with respect thereto.

        "Subsidiary" means, with respect to any person, (a) any other person of which fifty percent (50%) or more of the total equity interests or the voting securities or other voting interests are owned or controlled, or the ability to select or elect fifty percent (50%) or more of the directors or similar managers is held, directly or indirectly, by such first person or one or more of its Subsidiaries, or by such first person, or by such first person and one or more of its Subsidiaries, or (b) any other person of which such person or any Subsidiary of such person is a managing member or general partner.

        "Trading Day" means a day on which (i) there is no Market Disruption Event, (ii) trading in our Class A common stock generally occurs on the Relevant Stock Exchange or, if our Class A common stock is not then listed on a U.S. national securities exchange, on the principal other market on which our Class A common stock is then traded, and (iii) a Closing Sale Price for our Class A common stock is available on such securities exchange or market; provided that if our Class A common stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, "Trading Day" means a business day.

        "Wanda" means Dalian Wanda Group Co., Ltd.

USE OF PROCEEDS

        The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the notes or the Class A common stock issuable upon conversion of the notes. We will not receive any proceeds from these sales.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is summarized from, and qualified in its entirety by reference to Delaware law, our amended and restated certificate of incorporation (the "certificate of incorporation") and our amended and restated bylaws (the "bylaws"), each of which has been publicly filed with the SEC. See the section entitled "Where You Can Find More Information; Incorporation of Documents by Reference" above.

        Our authorized capital stock consists of 524,173,073 shares of Class A common stock, par value $0.01 per share, 75,826,927 shares of Class B common stock, par value $0.01 per share ("Class B common stock") and 50,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2018, there were 51,744,412 shares of Class A common stock outstanding, 51,769,784 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

        Our Class A common stock is listed on the NYSE under the symbol "AMC." The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Voting Rights

        Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to three votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law.

        Our directors are elected by all of the common stockholders voting together as a single class.

        Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the "DGCL"), our certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class

Conversion

        The Class A common stock is not convertible into any other shares of our capital stock.

        Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in the certificate of incorporation.

        All authorized shares of Class B common stock shall automatically convert to Class A common stock if and when the holders of Class B common stock collectively hold less than 30% of the aggregate number of outstanding shares of our common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dividends

        Holders of Class A common stock and Class B common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the AMC board of directors ("AMC Board"), subject to any preferential rights of any outstanding preferred stock.

Other Rights

        Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

        Our certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

        Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:

  •
  provide for a classified board of directors, pursuant to which the AMC Board is divided into three classes whose members serve three-year staggered terms;

  •
  provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

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  do not permit stockholders to take action by written consent unless Wanda owns shares of our outstanding common stock representing at least 50.1% of the total voting power;

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  provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

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  establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

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  limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting;

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  authorize the issuance of "blank check" preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

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  do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

        The certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company's board. Although we have elected to opt out of the statute's provisions, we could elect to be subject to Section 203 in the future.

Special Meeting of Stockholders

        Special meetings of our stockholders may be called only by a majority of our directors.

Actions by Written Consent

        Stockholder action by written consent in lieu of a meeting may only be taken so long as Wanda owns common stock representing a majority of our outstanding voting power. Thereafter, stockholder action can be taken only at an annual or special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year's annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting of our stockholders, a stockholder's notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized But Unissued Shares

        The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.

Amendments to Certificate of Incorporation or Bylaws

        The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.

Registration Rights

        Pursuant to the management stockholders agreement, dated as of August 30, 2012, as amended on December 17, 2013, by and among us and the stockholders party thereto, certain members of management have the right subject to various conditions and limitations, to include shares of our Class A common stock in registration statements relating to our Class A common stock. Pursuant to a registration rights agreement dated December 23, 2013, we have agreed, subject to certain conditions, to use our best efforts to effect registered offerings upon request from Wanda and have granted incidental or "piggyback" registration rights with respect to our common stock held by Wanda. Pursuant to the Investment Agreement, we have agreed, subject to certain conditions, to use our reasonable efforts to effect registered offerings upon request from holders of the notes with respect to the notes and the Class A common stock issuable upon conversion of the notes. These registration rights of our stockholders and other parties could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our Class A common stock.

Limitation of Liability and Indemnification of Directors and Officers

        As permitted by the DGCL, we have adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

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  any breach of the person's duty of loyalty to us or our stockholders;

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  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

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  any transaction from which the person derived an improper personal benefit.

        These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

        As permitted by the DGCL, the certificate of incorporation and bylaws provide that:

  •
  we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

  •
  we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

        We currently maintain liability insurance for our directors and officers.

        The certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deems appropriate.

Provisions of the Certificate of Incorporation Relating to Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and Wanda and its subsidiaries, the certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve Wanda and its officers and directors.

        The certificate of incorporation provides that, subject to any written agreement to the contrary, Wanda will have no duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in the certificate of incorporation, neither Wanda nor its officers or directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of Wanda.

        The certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Wanda. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us or any of our subsidiaries or Wanda, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of AMC who is also a director, officer or employee of Wanda. With limited exceptions, to the fullest extent permitted by law, no director or officer of AMC who is also a director, officer or employee of Wanda shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of Wanda in respect of any such agreement or performing any such agreement in accordance with its terms.

        The certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of Wanda acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Wanda and AMC, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is an officer of AMC and who is also a director but not an officer of Wanda, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

  •
  a corporate opportunity offered to any person who is a director but not an officer of AMC, and who is also a director or officer of Wanda, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

  •
  corporate opportunity offered to any person who is an officer of both Wanda and AMC will belong to AMC only if that opportunity is expressly offered to that person in that person's capacity as one of AMC's officers.

        Notwithstanding these provisions, the certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions in the certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of Wanda.

        If the certificate of incorporation did not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and Wanda conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines set forth in the certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of the certificate of incorporation and Delaware law, Delaware law would control.

 SELLING SECURITYHOLDERS

        On September 14, 2018, we entered into the Investment Agreement with certain affiliates of Silver Lake, relating to the issuance of the notes, and we issued the notes to certain investors pursuant to the terms of an indenture between us, the guarantor party thereto and U.S. Bank National Association. The notes were initially convertible into an aggregate of 31,662,240 shares of Class A common stock and were issued in a transaction exempt from the registration requirements of the Securities Act. With certain exceptions, the notes remain subject to transfer restrictions which contractually prohibit the selling securityholders from transferring the economic consequences of ownership of the notes or converting the notes until the earlier of (i) September 14, 2019 and (ii) the consummation of a change in control of us or the entry into a definitive agreement for a transaction that, if consummated, would result in a change in control of us. The Investment Agreement also provides Silver Lake and the other holders of the notes with certain registration rights with respect to the resale of $600,000,000 in principal amount of the notes and the shares of Class A common stock issuable upon conversion thereof, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding.

        Pursuant to the Investment Agreement, as long as Silver Lake and its affiliates beneficially own at least 25% of our outstanding common stock beneficially owned by them immediately following the closing contemplated by the Investment Agreement and any such syndication, assuming the conversion of the notes on a full physical basis into our Class A common stock and excluding any shares beneficially owned other than as a result of the notes or the conversion thereof or pursuant to the exercise of any Participation Rights (as defined below) under the Investment Agreement, Silver Lake will have the right to nominate a Silver Lake managing director as a Class III director on the AMC Board who will serve on all committees of the AMC Board (to the extent permitted pursuant to the independence requirements under applicable laws). In connection with the foregoing, Lee Wittlinger, Managing Director of Silver Lake, has been appointed to the AMC Board.

        Additionally, for so long as Silver Lake has the right to nominate an individual to the AMC Board, Silver Lake will be entitled to appoint a board observer who will observe AMC Board meetings and receive copies of all board materials. In addition, Silver Lake will assist us identifying a current or former executive in the technology, media, telecommunications or similar industry to serve as an independent director on the AMC Board, with such director selection to be subject to approvals by the AMC Board and Nominating and Corporate Governance Committee of the AMC Board.

        Silver Lake and certain of its affiliates will be subject to certain standstill obligations until the later of (i) the date that is nine months following such time as Silver Lake no longer has a representative, and no longer has rights to have a representative, on the AMC Board and (ii) September 14, 2021 (such period, the "Standstill Period"). During the Standstill Period, Silver Lake and such affiliates will not, among other things and subject to specified exceptions (a) acquire any of our securities if, immediately after such acquisition, Silver Lake, together with certain of its affiliates, would beneficially own more than 27.5% of our then outstanding common stock, assuming the conversion of the notes on a full physical basis into our Class A common stock; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended). Any purchases of our securities pursuant to Silver Lake's Participation Rights under the Investment Agreement or pursuant to the ROFR Agreement (both as defined below) will also be exempt from these standstill obligations. The Standstill Period will terminate early upon the effective date of a change of control of the Company or, if earlier, 90 days after such date that Silver Lake and certain of its affiliates cease to beneficially own any notes or shares of our common stock (other than as may be issued to directors for compensation purposes).

        During the period from September 14, 2020 to September 14, 2021, Silver Lake will have certain rights to purchase a pro rata portion (based on the number of shares of our common stock beneficially owned by Silver Lake, and/or any co-investors in connection with a post-closing syndication and their respective affiliates, assuming the conversion of the notes into our Class A common stock) of any equity securities, or instruments convertible into or exchangeable for any equity securities, in certain proposed offerings by us (the "Participation Rights"). Silver Lake's Participation Rights will not apply in connection with certain excluded transactions, including any acquisitions, strategic partnerships or commercial arrangements entered into by us or any equity compensation plans, or underwritten offerings (provided, that, we will consult with Silver Lake during certain applicable time periods prior to any such offering, and if Silver Lake notifies us of its desire to participate in the underwritten offering, we will either (i) offer Silver Lake the ability to purchase up to its pro rata share of any of the additional securities being offered in a concurrent private placement or (ii) if Silver Lake agrees in writing, direct the underwriters of the underwritten offering to permit Silver Lake to participate in the underwritten offering for up to its pro rata share of the additional securities being offered, in each of cases (i) and (ii), on the same terms and at the same price as offered to the public).

        On September 14, 2018, we, Silver Lake and Wanda entered into a Right of First Refusal Agreement (the "ROFR Agreement"), which provides Silver Lake certain rights to purchase shares of our common stock that Wanda proposes to sell during a period of two years from the date of execution of the ROFR Agreement or, if earlier, until such time that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of our voting stock. The right of first refusal applies to both registered and unregistered transfers of shares. Under the ROFR Agreement, in the event that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the our voting stock, then the Company will have the same right of first refusal over sales of our common stock by Wanda as described above until the expiration of the two-year period beginning on the date of execution of the ROFR Agreement. In such event, we may exercise such right to purchase shares from Wanda from time to time pursuant to the ROFR Agreement in our sole discretion, subject to approval by the disinterested directors of the AMC Board. If we determine to exercise our right to purchase shares from Wanda pursuant to the ROFR Agreement, we will have the obligation under the Investment Agreement to offer to sell to Silver Lake a like number of shares of our Class A Common Stock, at the same per share price at which we purchased the Wanda shares.

        For purposes of this prospectus, "selling securityholders" includes the securityholders listed below and, pursuant to the Investment Agreement, their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholders' interests. Our registration of the notes and the shares of Class A common stock issuable upon conversion of the notes does not necessarily mean that the selling securityholders will sell all or any of such notes or Class A common stock. The following table sets forth certain information as of November 30, 2018 concerning the notes and shares of Class A common stock that may be offered from time to time by each selling securityholder with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. In the table below, the number of shares of Class A common stock that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of 52.7704 shares of Class A common stock per $1,000 aggregate principal amount of notes. The number of shares of Class A common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the Indenture. Accordingly, the number of shares of Class A common stock issuable upon conversion of the notes and the number of shares of Class A common stock beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the selling securityholders may change over time. In particular, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided us with information regarding their notes. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name	Principal Amount of Notes Owned and Offered Hereby	Percentage of Notes Owned and Offered Hereby	Number of Shares of Class A Common Stock Owned and Offered Hereby(1)	Percentage of Shares of Class A Common Stock Owned and Offered Hereby(1)(2)	Principal Amount of Notes Owned Upon Completion of Offering	Percentage of Notes Owned Upon Completion of Offering	Number of Shares of Class A Common Stock Owned Upon Completion of Offering	Percentage of Shares of Class A Common Stock Owned Upon Completion of Offering
SLA Avatar Holdings I, L.P.(3)	$450,000,000	75%	23,746,680	31.5%	—	—	—	—
Sargas Investment Pte. Ltd.(4)	$150,000,000	25%	7,915,560	13.3%	—	—	—	—

(1)
Assumes for each $1,000 in principal amount of the notes an initial conversion rate of 52.7704 shares of Class A common stock upon conversion, and assumes an election by the Company to settle any such conversion solely in shares of Class A common stock. This initial conversion rate is subject to adjustment, however, as described in this prospectus under "Description of Notes—Conversion Rights-Adjustments to the Conversion Rate" and "Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change." As a result, the number of shares of Class A common stock issuable upon conversion of the notes may increase or decrease in the future. Pursuant to the Investment Agreement, the selling securityholders have agreed not to exercise any conversion right during the one-year period from the Issue Date.

(2)
The percentage reflects 51,744,412 shares of Class A common stock outstanding as of November 30, 2018 as adjusted to give effect to the additional number of shares of Class A common stock that would be received by the selling securityholders if the conversion of the notes were settled solely in shares of Class A common stock.

(3)
SLA Avatar Holdings I, L.P. is the record holder of these notes. The general partner of SLA Avatar Holdings I, L.P. is SLA Avatar I GP, L.L.C. and the managing member of SLA Avatar I GP, L.L.C. is Silver Lake Alpine Associates, L.P. The general partner of Silver Lake Alpine Associates, L.P. is SLAA (GP), L.L.C. and the managing member of SLAA (GP), L.L.C. is Silver Lake Group, L.L.C. The managing members of Silver Lake Group, L.L.C. are Michael Bingle, Egon Durban, Kenneth Hao and Gregory Mondre. Lee Wittlinger, a member of our board, is a Managing Director at Silver Lake. The address of the entities above is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(4)
Sargas Investment Pte. Ltd. is the record holder of these notes. The SPV is managed by GIC Special Investments Pte. Ltd. ("GIC SI"). GIC SI is wholly owned by GIC Private Limited ("GIC"), both of which are private limited companies incorporated in Singapore. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore's foreign reserves. The Government of Singapore disclaims beneficial ownership of the notes. The address for Sargas Investment Pte. Ltd. is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

        Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including director positions with us and the Investment Agreement), none of the selling securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION

        The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or shares of Class A common stock (collectively, "Securities") covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of Securities.

        The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

  •
  purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

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  one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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  ordinary brokerage transactions or transactions in which a broker solicits purchases;

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  purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

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  the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;

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  short sales or transactions to cover short sales relating to the Securities;

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  one or more exchanges or over the counter market transactions;

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  through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

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  privately negotiated transactions;

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  the writing of options, whether the options are listed on an options exchange or otherwise;

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  distributions to creditors and equity holders of the selling securityholders; and

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  any combination of the foregoing, or any other available means allowable under applicable law.

        A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the "Securities

Act") provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

        The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our Class A common stock. The third parties also may use shares of our Class A common stock received under those sale, forward sale or derivative arrangements or shares of our Class A common stock pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of our Class A common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.

        In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders' securities or in connection with the offering of other securities not covered by this prospectus.

        To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under "delayed delivery contracts" or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

        In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are "underwriters" under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

        We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

        The selling securityholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

        In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

        In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

 CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of certain material U.S. federal income tax considerations of the ownership and disposition of the notes and the shares of Class A common stock into which the notes may be converted. This discussion applies only to notes and shares of Class A common stock acquired pursuant to a conversion of such notes that are held as capital assets for U.S. federal income tax purposes, and is applicable only to holders who purchased the notes for cash from the selling securityholders pursuant to this prospectus.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

        This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders subject to a mark-to-market method of accounting;

  •
  persons holding the notes or shares of Class A common stock as part of a "straddle," hedge, integrated transaction or similar transaction;

  •
  persons subject to special accounting rules under Section 451(b) of the Code;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other pass-through entities for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies; and

  •
  tax-exempt entities.

        If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

        You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

U.S. Holders

        This section applies to you if you are a "U.S. holder." A U.S. holder is a beneficial owner of a note or shares of Class A common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Stated Interest

        Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Market Discount

        A U.S. holder that purchases a note from the selling securityholders pursuant to this prospectus for an amount that is less than its issue price, may be treated as acquiring such note with "market discount." Subject to a de minimis exception, the "market discount" on a note will equal the amount, if any, by which its issue price exceeds the U.S. holder's adjusted tax basis in the note immediately after its acquisition.

        If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any principal payment on or gain recognized on a sale, exchange or other taxable disposition of the note as ordinary income to the extent of accrued market discount on such note at the time of such principal payment on or sale, exchange or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value. A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues, may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

        A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into shares of Class A common stock.

        Generally, upon conversion of a note acquired at a market discount into shares of Class A common stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the Class A common stock shares received in exchange for the note. Any such market discount that is carried over to shares of Class A common stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of Class A common stock (including a deemed sale or disposition of a fractional share of Class A common stock pursuant to a conversion). U.S. holders holding notes acquired with a market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a note for cash and Class A common stock.

Amortizable Bond Premium

        If your tax basis in a note exceeds the stated principal amount of the note, the excess generally will constitute amortizable bond premium. For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note's conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (1) the U.S. holder's adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note's conversion feature over (2) the note's principal amount.

        Generally, you may elect to deduct the yearly portion of the amortizable bond premium allocable against your interest income on the notes, determined in accordance with a "constant yield method." However, because the notes may be redeemed by us prior to maturity at a premium under certain circumstances, special rules may apply to reduce or eliminate the amount of amortizable bond premium that you may amortize with respect to a note. You should consult your tax advisor about these special rules, including whether it would be advisable to elect to treat all interest on the notes as original issue discount, in which case you would not be subject to these special rules. Your tax basis in the notes will be decreased by the amount of amortizable bond premium allowable as a deduction each year. This election to deduct amortizable bond premium applies to all taxable bonds held during or after the taxable year for which the election is made, and can be revoked only with the consent of the IRS.

Sale or Other Taxable Disposition of Notes

        Except as provided below under "—Conversion of Notes", upon the sale or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon such disposition (less any amount attributable to accrued and unpaid stated interest, which will be taxable as ordinary income as discussed above to the extent not previously included in income) and the adjusted tax basis of the note plus the amount, if any included in income by the U.S. holder as market discount or on an adjustment to the conversion rate of the note, as described in "—Constructive Distributions" below and reduced by any premium that the U.S. holder amortized with respect to the note and any payments received on the note other than stated interest. Your adjusted tax basis in a note will, in general, be the amount paid for the note. Generally, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of net capital losses is subject to limitations.

Conversion of Notes

        If we elect cash settlement, upon the conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under "—Sale or Other Taxable Disposition of Notes" above.

        If we elect physical settlement, a U.S. holder will receive Class A common stock (and cash in lieu of a fractional share) in exchange for the note upon conversion, and such U.S. holder generally will not recognize gain or loss upon the conversion of the note into Class A common stock except to the extent of (1) cash received in lieu of a fractional share and (2) the fair market value of Class A common stock attributable to accrued and unpaid interest (which will be treated as described above), subject to the discussion under "—Constructive Distributions" below and subject to the discussion under "—Market Discount" above. The tax basis of shares of Class A common stock received upon a conversion

(including any fractional share deemed to be received by the U.S. holder but excluding shares attributable to accrued and unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted. A U.S. holder's tax basis in a fractional share of our Class A common stock will be determined by allocating such holder's tax basis in the shares of our Class A common stock between the shares of our Class A common stock actually received and the fractional share of our Class A common stock deemed received upon conversion, in accordance with their respective fair market values. The U.S. holder's holding period for the shares of Class A common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued and unpaid interest will commence on the day after the date of receipt.

        Cash received in lieu of a fractional share of our Class A common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share of our Class A common stock. Accordingly, the receipt of cash in lieu of a fractional share of our Class A common stock should generally result in capital gain or loss (unless such gain is treated as ordinary income based on the application of the market discount rules discussed above), measured by the difference, if any, between the cash received for the fractional share of our Class A common stock and a U.S. holder's tax basis allocable to such fractional share of our Class A common stock, as described above.

        If we elect combination settlement, the tax consequences of the conversion of a note into a combination of cash and shares of our Class A common stock are not entirely clear. Assuming that the note constitutes a "security" for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the note for our Class A common stock and cash in a recapitalization for U.S. federal income tax purposes. The term "security" is not defined in the Code or in the Treasury regulations, and has not been clearly defined by judicial decisions. An instrument is a "security" for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities," and instruments with an original term of less than five years may not be treated as "securities." In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of "security" treatment because of the possible equity participation in the issuer. We intend to take the position that the notes are "securities" for U.S. federal income tax purposes.

        If the note is a "security" and the conversion is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder would not be permitted to recognize loss, but would be required to recognize gain. The amount of gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our Class A common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder's tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our Class A common stock and any cash received attributable to accrued and unpaid interest). The gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder's tax basis in the Class A common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder's holding period in the Class A common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

        Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into Class A common stock. In such case, a U.S. holder's aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into Class A common stock on a pro rata basis (based on fair market value). The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder's tax basis in the portion of the note treated as redeemed. See "—Sale or Other Taxable Disposition of Notes" above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest). The tax basis allocated to the portion of the note treated as converted into Class A common stock would be the U.S. holder's tax basis in the Class A common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest). The U.S. holder's holding period in the Class A common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

        A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in "Description of Notes—Conversion Rights," should consult its own tax advisor concerning the appropriate treatment of such payments.

Possible Effect of the Change in Conversion Consideration after a Change in Control

        In the event we undergo certain of the events described under "Description of Notes—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales," the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets described in such section. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Distributions

        Distributions, if any, made on our Class A common stock to a U.S. holder generally will be included in a U.S. holder's income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder's tax basis in the Class A common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Constructive Distributions

        The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, there is significant risk that an adjustment made on or before September 14, 2020 based on the trading price of the Class A common stock or an adjustment to the conversion rate in connection with a make-whole fundamental change could be treated as a deemed distribution, subject to information reporting and withholding. Holders should consult with their own advisors regarding the risk of such treatment. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain as described in "—Distributions" above. However, U.S. holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received and whether corporate U.S. holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock). Generally, a U.S. holder's adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

Sale, Certain Redemptions or Other Taxable Dispositions of Class A Common Stock

        Upon the sale, certain redemptions or other taxable dispositions of our Class A common stock, a U.S. holder generally will recognize capital gain or loss (subject to the application of the market discount rules discussed above) equal to the difference between (1) the amount of cash and the fair market value of all other property received upon such disposition and (2) the U.S. holder's tax basis in the Class A common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the Class A common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder's ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments of stated interest on the notes and dividends on shares of Class A common stock (including constructive dividends deemed paid) and to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note or share of Class A common stock paid to you (unless you are an exempt recipient such as a corporation and establish this fact).

        Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

        This section applies to you if you are a "non-U.S. holder." A non-U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

  •
  a foreign corporation; or

  •
  a foreign estate or trust;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a note.

U.S. Federal Withholding Tax on Interest

        Subject to the discussions of backup withholding and FATCA below, the 30% U.S. federal withholding tax will not apply to any payment of interest on the notes under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  you are not a controlled foreign corporation that is related to us through actual or constructive stock ownership; and

  •
  you certify on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, under penalties of perjury, that you are not a United States person as defined under the Code.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed under "—U.S. Federal Income Tax on Interest" below).

        The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement, redemption or other disposition of a note.

U.S. Federal Income Tax on Interest

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base), then you will be subject to U.S. federal income tax on that interest on a net income basis at graduated U.S. federal income tax rates in generally the same manner as if you were a U.S. holder and, if you are a foreign corporation, you may also be subject to a "branch profits tax" at a rate of 30% (or, if applicable, a lower income tax treaty rate).

Dividends and Constructive Distributions

        Any dividends paid to a non-U.S. holder with respect to the shares of Class A common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see "—U.S. Holders—Constructive Distributions" above) will be subject to withholding tax at a 30% rate or, if applicable certification requirements are timely satisfied, such lower rate as may be specified by an applicable income tax treaty as provided for in the certification. However, dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or at corporate rates, as applicable. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash and Class A common stock payable on the notes (or, in certain circumstances, against any payments on the common stock). A withholding agent may also satisfy such a withholding tax out of money or property of a non-U.S. holder in such agent's custody or control whether or not such money or property relates to the notes or the Class A common stock.

        A non-U.S. holder of shares of Class A common stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, and Repurchases, Conversion or Other Taxable Dispositions of Notes or Shares of Class A Common Stock

        Subject to the discussion of backup withholding below, any gain recognized by a non-U.S. holder on the sale, exchange, and repurchases or other taxable disposition of a note or Class A common stock will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base); or

  •
  we are or have been a "U.S. real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes during the shorter of the non-U.S. holder's holding period or the five-year period ending on the date of disposition of the notes or Class A common stock, as the case may be.

        If a non-U.S. holder's gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain recognized, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, repurchase, conversion or other taxable disposition of a note which are attributable to accrued and unpaid interest will be taxable as interest and subject to the rules described above.

        In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business anytime within the preceding five year period. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest and dividends paid to you (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty or other intergovernmental agreement.

        Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or shares of Class A common stock and you may be subject to backup withholding on payments on the notes or shares of Class A common stock or on the proceeds from a sale or other disposition of the notes or shares of Class A common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

        Under provisions commonly referred to as "FATCA", a 30% U.S. federal withholding tax may apply to interest paid on the notes and dividends (including constructive dividends) paid on the shares of Class A common stock to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities (including such entities receiving payments on your behalf) unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies, which is typically evidenced by delivery of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and the entity's jurisdiction may modify these requirements. You should consult your tax advisor regarding the effects of FATCA on your investment in the notes, and if FATCA withholding is imposed, whether you might be entitled to a refund of any tax withheld.

 LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Certain matters under Arizona law will be passed upon by Quarles and Brady LLP. Certain matters under Maryland law will be passed upon by DLA Piper LLP (US). Certain matters under Missouri and Kansas law will be passed upon by Kevin M. Connor. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of AMC Entertainment Holdings, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP ("KPMG"), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2017 contains an explanatory paragraph that states the Company acquired Nordic Cinema Group Holding AB during 2017, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, Nordic Cinema Group Holding AB's internal control over financial reporting associated with total assets of $1.3 billion and total revenues of $266.6 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2017. KPMG's audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Nordic Cinema Group Holding AB.

        The consolidated financial statements of Digital Cinema Implementation Partners, LLC, incorporated in this registration statement by reference, have been so incorporated in reliance upon the report of CohnReznick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following sets forth the costs and expenses, all of which will be paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$72,720
Legal Fees and Expenses	100,000
Trustee Fees and Expenses	—
Accounting Fees and Expenses	35,000
Total	$207,720

Item 15.    Indemnification of Directors and Officers

Arizona Registrant: AMC Card Processing Services, Inc. is incorporated under the laws of Arizona.

        Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual's conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

        Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

        The articles of incorporation of AMC Card Processing Services, Inc. provide that its directors shall not be personally liable to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for liability for any of the following: (i) for the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) an intentional violation of Section 10-833 of the Arizona Revised Statutes and any amendment thereto; or (iv) an intentional violation of criminal law. The articles of incorporation further provide for indemnification of the directors and officers of the corporation and of any subsidiary of the corporation for liability, as defined in Section 10-851(D) of the Arizona Revised Statutes, to the fullest extent permitted by law. Any officer who is not also a director, or who is party to a proceeding on the basis of an act or omission solely as an officer, shall further be indemnified against liability for any of the exceptions described in clauses (i) through (iv) above, except that an officer who is not also a director shall not be indemnified for (a) liability in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor other than for reasonable expenses incurred in connection with the proceeding or (b) liability arising out of conduct that constitutes: (x) receipt by the officer of a financial benefit to which the officer is not entitled; (y) an intentional infliction of harm on the corporation or its shareholders; or (iii) an intentional violation of criminal law. The articles of incorporation also provide that the private property of the officers, directors and shareholders of the corporation shall be exempt from all corporate debts of any kind whatsoever. Reasonable expenses incurred by a director or officer of the corporation or any of its subsidiaries who is party to a proceeding, as defined in Section 10-850 of the Arizona Revised Statutes, shall be paid by the corporation in advance of the final disposition of such proceeding to the fullest extent permitted by Section 10-853 of the Arizona Revised Statutes or other applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount to the extent of the amount to which such person shall ultimately be determined not to be entitled.

        The by-laws of AMC Card Processing Services, Inc. provide for indemnification of any person made party to or threatened to be made party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of shares of the corporation), or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, judgments, fines and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, provided such person acted in good faith, in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        The by-laws of the corporation further provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Pursuant to the by-laws of the corporation, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

        Pursuant to the by-laws of the corporation, any indemnification made under the by-laws shall be made, unless ordered by the court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

California Registrant: Loews Citywalk Theatre Corporation is incorporated under the laws of California.

        Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Section 317 of the California Corporations Code also provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by action of the company through a majority vote of a quorum of the corporation's Board of Directors consisting of directors who are not party to the proceedings; approval of shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or such court in which the proceeding is or was pending upon application by designated parties.

        The articles of incorporation of Loews Citywalk Theatre Corporation provides for indemnification of any current or former director or officer of the corporation or any person who may have acted at its request as a director of officer of any other corporation in which it is a creditor, against expenses actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding in which he is made an officer, except in relation to matters as to which such person is adjudged to be liable for negligence or misconduct in performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders or otherwise.

        The by-laws of Loews Citywalk Theatre Corporation provide for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action provided such person acted in good faith, in a manner reasonably believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director or officer of the corporation, or was serving at the request of the corporation as the director or officer of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation. Any indemnification made under the by-laws shall be made, unless ordered by a court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Delaware Registrants:

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL also allows a corporation to provide contractual indemnification to its directors, and we have entered into indemnification agreements with each of our directors whereby we are contractually obligated to indemnify the director and advance expenses to the full extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breach of a fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(a)   AMC Entertainment Holdings, Inc. is incorporated under the laws of Delaware.

        The amended and restated certificate of incorporation of AMC Entertainment Holdings, Inc. provides for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director or officer of the company, or a person of whom such person is the legal representative, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent permitted by the DGCL, against any expenses, liability and loss (including attorneys' fees, judgments, fines Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The amended and restated certificate of incorporation of AMC Entertainment Holdings Inc. also provides that the personal liability of its directors for monetary damages for breach of fiduciary duty as a director of the corporation is eliminated to the fullest extent permitted by the DGCL. Expenses incurred in defending any such proceeding in advance of its final disposition may be paid by the corporation in advance of its final disposition, provided that if the DGCL so requires, the payment of such expenses shall only be made upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified by the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because such person has met the applicable standard of conduct set forth in the DGCL nor an actual determination that such person has failed to meet such standard of conduct shall be a defense to an action brought by a claimant whom the corporation has failed to pay in full within 30 days of having received a written claim.

(b)   AMC Starplex, LLC is a limited liability company under the laws of Delaware.

        The Limited Liability Company Agreement of AMC Starplex, LLC provides that the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of its assets) must indemnify, save harmless and pay all judgments and claims against each member relating to any liability or damage incurred by reason of (i) ownership of an interest in the Company and (ii) any act performed or omitted to be performed by each member in connection with the business of the Company, in any case including attorneys' fees incurred by each member in connection with the defense of any action based on the foregoing.

District of Columbia Registrant: Club Cinema of Mazza, Inc. is incorporated under the laws of the District of Columbia.

        Section 29-306.51 of the District of Columbia Business Organizations Code (the "Business Organizations Code") provides that a corporation may indemnify a director if the director:

        "(1)(A) Conducted himself or herself in good faith; (B) reasonably believed: (i) in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 29-302.02(B)(5)."

        Furthermore, Section 29-306.56 of the Business Organizations Code permits a corporation to indemnify an officer:

        "(1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability (A) in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law."

        Subsection (2) in the immediately preceding paragraph applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

        There is no provision for indemnification in the articles of incorporation or by-laws of Club Cinema of Mazza, Inc.

Florida Registrant: AMC Concessionaire Services of Florida, LLC is a limited liability company under the laws of Florida.

        The registrant, AMC Concessionaire Services of Florida, LLC is a limited liability company formed in the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act (the "FLLCA") provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided that no judgment or other final adjudication establishes that the actions or omissions to act of the member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (1) a violation of criminal law (unless the member, manager, managing member, officer, employee or agent had no reasonable cause to believe such conduct was unlawful), (2) a transaction from which the member, manager, managing member, officer, employee or agent derived an improper personal benefit, (3) a circumstance under which the liability provisions of section 608.426 of the FLLCA are applicable (in the case of a manager or managing member) or (4) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

        The Articles of Organization of AMC Concessionaire Services of Florida, LLC contain no articles, sections or provisions relating to indemnification. The operating agreement of AMC Concessionaire Services of Florida, LLC provides that except as expressly permitted by Florida law, each member or manager shall not be personally liable for any debt, obligation or liability. In addition, any person who was or is a party defendant or is threated to be made a party defendant, in any pending or completed action, suit or proceeding, shall be indemnified by the company out of company assets against instant expenses (including reasonable attorney's fees and costs), judgments, fines, assessments and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if member determines in its sole discretion that such person acted in good faith and in a manner said person reasonably believed to be in the best interest of the company, and in the event of any criminal action or proceeding, had no reasonable cause to believe said person's conduct was unlawful.

Kansas Registrants:

        Section §17-7670 of the Kansas Revised Limited Liability Company Act ("KLLCA") provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

(a)   AMC License Services, LLC is a limited liability company under the laws of Kansas.

        The Articles of Organization of AMC License Services, LLC contain no articles, sections or provisions relating to indemnification. The operating agreement of AMC License Services, LLC provides that no member or manager shall have any personal liability for monetary damages for breach of fiduciary duty as a member or manager, except to the extent such exemption from liability or limitation is not permitted under the KLLCA. In addition, the operating agreement provides that a member shall not be liable, responsible, or accountable, in any event for damages or otherwise, to the company for any act performed by them with respect to company matters, except for fraud or willful misconduct. In addition, the operating agreement provides that the company shall, to the fullest extent permitted by Section 18-108 of the KLLCA, indemnify any and all persons whom it shall have power to indemnity from and against any and all expenses, liabilities or other matters referred to in or covered by said Section. Pursuant to the operating agreement, managers shall be reimbursed by the company for all reasonable out-of-pocket expenses properly incurred in connection with the discharge of their obligations under the operating agreement or otherwise properly incurred on behalf of the company.

(b)   AMC ITD, LLC is a limited liability company under the laws of Kansas.

        The Articles of Organization of AMC ITD, LLC contain no articles, sections or provisions relating to indemnification. The operating agreement of AMC ITD, LLC provides that no member or manager shall have any personal liability for monetary damages for breach of fiduciary duty as a member or manager, except to the extent such exemption from liability or limitation is not permitted under the KLLCA. In addition, the operating agreement provides that a member shall not be liable, responsible, or accountable, in any event for damages or otherwise, to the company for any act performed by them with respect to company matters, except for fraud or willful misconduct. In addition, the operating agreement provides that the company shall, to the fullest extent permitted by Section 18-108 of the KLLCA, indemnify any and all persons whom it shall have power to indemnity from and against any and all expenses, liabilities or other matters referred to in or covered by said Section. Pursuant to the operating agreement, managers shall be reimbursed by the company for all reasonable out-of-pocket expenses properly incurred in connection with the discharge of their obligations under the operating agreement or otherwise properly incurred on behalf of the company.

Maryland Registrant: AMC of Maryland, LLC is a limited liability company under the laws of Maryland.

        The registrant, AMC of Maryland, LLC is a limited liability company formed in the State of Maryland. Section 4A-203(14) of the Maryland Limited Liability Company Act (the "MDLLCA") provides that unless otherwise provided by law or unless otherwise agreed, a limited liability company has the general powers, whether or not set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

        The Articles of Organization of AMC of Maryland, LLC contain no articles, sections or provisions relating to indemnification. The operating agreement of AMC of Maryland, LLC provides that except as set forth in the MDLLCA, no member shall have any personal liability for any obligations of the company. In addition, the operating agreement provides that a member shall not be liable, responsible, or accountable for damages or otherwise to the company or to any other member for any action taken or any failure conferred on the member by the operating agreement or the MDLLCA unless the action or omission was made fraudulently or in bad faith or unless the action or omission constituted gross negligence.

Missouri Registrant: American Multi-Cinema, Inc. is incorporated under the laws of Missouri.

        Section 351.355 of the General and Business Corporation Law of Missouri authorizes a corporation to indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that such person's conduct was unlawful.

        The by-laws of American Multi-Cinema, Inc. provide for indemnification of any person made party to or threatened to be made party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of shares of the corporation, such voting trustee and the corporation), or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, judgments, fines and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, provided such person acted in good faith, in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        The by-laws of the corporation further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director, officer, employee or agent of the company, or was serving at the request of the company as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation. Pursuant to the by-laws of the corporation, any indemnification made under the by-laws shall be made, unless ordered by the court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

        The amended and restated articles of incorporation of American Multi- Cinema, Inc. provide that its directors shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by any such director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 351.345 of the Missouri General and Business Corporation Law, and any amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit. The articles of incorporation further provide that the corporation shall indemnify to fullest extent permitted by law any person who is or was a director, officer, employee or agent of the corporation, or any person who is serving at the request of the corporation as a director, officer, employee or agent of another entity, unless such person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Item 16.    Exhibits

        The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated May 21, 2012, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and, solely with respect to certain sections, the stockholder representative referenced therein (incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on October 8, 2013, as amended).
2.2
Stock Purchase Agreement by and among AMC Entertainment Holdings, Inc., SMH Theatres, Inc., the Shareholders of SMH Theatres, Inc. and the Representative named herein, dated as of July 13, 2015. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. AMC agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on July 14, 2015).
2.3
Agreement and Plan of Merger, dated as of March 3, 2016, by and among AMC Entertainment Holdings, Inc., Congress Merger Subsidiary, Inc., and Carmike Cinemas, Inc. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-333829) filed on March 4, 2016.)
2.4
Share Purchase Agreement, dated as of July 12, 2016, by and among AMC Entertainment Holdings, Inc., AMC (UK) Acquisition Limited, Monterey Capital III S.A.R.L., Odeon and UCI Cinemas Holdings Limited, Odeon and UCI Cinemas Group Limited, and certain Management Shareholders. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on July 13, 2016).
2.5
Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2016, by and among AMC Entertainment Holdings, Inc., Congress Merger Subsidiary, Inc., and Carmike Cinemas, Inc. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on July 25, 2016).
2.6
Sale and Purchase Agreement, dated as of January 20, 2017, by and among AMC Entertainment Holdings, Inc., Goldcup 14139 AB, European Cinemas S.à.r.l, Bonnier Holding AB, and certain Management Shareholders. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on January 23, 2017).
3.1
Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on December 23, 2013).
3.2
Third Amended and Restated Bylaws of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on November 22, 2013, as amended).
Certificates of Incorporation or corresponding instrument, with amendments, of the following additional registrants:
3.3.1	AMC Card Processing Services, Inc. (incorporated by reference from Exhibit 3.3.93 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

Exhibit Number		Exhibit Description
3.3.2		AMC Concessionaire Services of Florida, LLC (incorporated by reference from Exhibit 3.3.2 to AMCE's Form S-4 (File No. 1-8747) filed April 1, 2014).
3.3.3	*	AMC ITD, LLC.
3.3.4	*	AMC License Services, LLC.
3.3.5		American Multi-Cinema, Inc. (incorporated by reference from Exhibit 3.3.10 to AMCE's Form 10-Q (File No. 1-8747) filed February 8, 2008).
3.3.6		Club Cinema of Mazza, Inc. (incorporated by reference from Exhibit 3.3.97 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).
3.3.7		Loews Citywalk Theatre Corporation (incorporated by reference from Exhibit 3.3.1 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).
3.3.9		AMC Starplex, LLC. (incorporated by reference to Exhibit 3.3.9 to the Company's Registration Statement on Form S-4 (File No. 333-217388) filed April 19, 2017).
3.3.10		AMC of Maryland, LLC (incorporated by reference to Exhibit 3.3.10 to the Company's Registration Statement on Form S-4 (File No. 333-217388) filed April 19, 2017).
3.4		By-laws of AMC Card Processing Services, Inc. (incorporated by reference from Exhibit 3.20 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).
3.5	*	Limited Liability Company Agreement of AMC ITD, LLC.
3.6	*	Limited Liability Company Agreement of AMC License Services, LLC.
3.7		Amended and Restated By-laws of American Multi-Cinema, Inc. (incorporated by reference from Exhibit 3.9 to AMCE's Form 10-Q (File No. 1-8747) filed February 8, 2008).
3.8		By-laws of Club Cinema of Mazza, Inc. (incorporated by reference from Exhibit 3.24 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).
3.9		By-laws of Loews Citywalk Theatre Corporation. (incorporated by reference from Exhibit 3.4 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).
3.10		Operating Agreement of AMC Concessionaire Services of Florida, LLC. (incorporated by reference from Exhibit 3.13 to AMCE's Form S-4 (File No. 1-8747) filed April 1, 2014).
3.11
Limited Liability Company Agreement of AMC Starplex, LLC. (incorporated by reference from Exhibit 3.12 to the Company's Registration Statement on Form S-4 (File No. 333-217388) filed on April 19, 2017).
3.12
Limited Liability Company Agreement of AMC of Maryland, LLC. (incorporated by reference from Exhibit 3.13 to the Company's Registration Statement on Form S-4 (File No. 333-217388) filed on April 19, 2017).
4.3
Management Stockholders Agreement of AMC Entertainment Holdings, Inc., dated August 30, 2012, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and the management stockholders of AMC Entertainment Holdings, Inc. party thereto (incorporated by reference from Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on October 8, 2013, as amended).

Exhibit Number		Exhibit Description
4.4		Amendment No. 1 to the Management Stockholders Agreement of AMC Entertainment Holdings, Inc., dated December 17, 2013, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and the management stockholders of AMC Entertainment Holdings, Inc. party thereto (incorporated by reference from Exhibit 10.1(a) to the Company's Form 10-K (File No. 1-33892) filed March 10, 2015).
4.5
Registration Rights Agreement dated December 23, 2013 by and among AMC Entertainment Holdings, Inc. and Dalian Wanda Group Co., LTD. (incorporated by reference from Exhibit 10.17 to the Company's Annual Report on Form 10-K (File No. 1-33892) filed on March 10, 2015).
4.6
Indenture by and among AMC Entertainment Holdings, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, dated as of September 14, 2018 (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed September 20, 2018).
5.1	*	Opinion of Weil, Gotshal & Manges LLP.
5.2	*	Opinion of Quarles & Brady LLP.
5.3	*	Opinion of DLA Piper LLP (US).
5.4	*	Opinion of Kevin M. Connor, Executive Vice President, General Counsel & Secretary of AMC Entertainment Holdings, Inc.
10.1
Investment Agreement by and between AMC Entertainment Holdings, Inc. and Silver Lake Alpine, L.P., dated as of September 14, 2018 (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed September 20, 2018).
23.1	*
Consent of KPMG LLP, Independent Registered Public Accounting Firm, as to AMC Entertainment Holdings, Inc.'s consolidated financial statements as of December 31, 2017 and 2016 and for each of the years ended December 31, 2017, December 31, 2016 and December 31, 2015.
23.2	*	Consent of CohnReznick LLP as to Digital Cinema Implementation Partners, LLC's consolidated financial statements.
23.3	*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
23.4	*	Consent of Quarles & Brady LLP (included in Exhibit 5.2).
23.5	*	Consent of DLA Piper LLP (US) (included in Exhibit 5.3).
23.6	*	Consent of Kevin M. Connor (included in Exhibit 5.4).
24.1	*	Power of Attorney (included on Signature Pages).
25.1	*	Form T-1 Statement of Eligibility of U.S. Bank National Association, to act as Trustee with respect to the Indenture dated as of September 14, 2018.

*
Filed herewith

Item 17.    Undertakings

        Each of the undersigned registrants hereby undertakes:

          (a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

          (5)   That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC ENTERTAINMENT HOLDINGS, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ ADAM M. ARON Adam M. Aron	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ CHRIS A. COX Chris A. Cox	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ MAOJUN (JOHN) ZENG Maojun (JOHN) Zeng	Chairman of the Board

Signature	Title

/s/ ANTHONY J. SAICH Anthony J. Saich	Director
/s/ LLOYD HILL Lloyd Hill	Director
/s/ GARY F. LOCKE Gary F. Locke	Director
/s/ HOWARD KOCH, JR. Howard Koch, Jr.	Director
/s/ KATHLEEN M. PAWLUS Kathleen M. Pawlus	Director
/s/ LEE WITTLINGER Lee Wittlinger	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC CARD PROCESSING SERVICES, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Executive Officer, Principal Financial Officer and Director
/s/ CHRIS A. COX Chris A. Cox	Principal Accounting Officer
/s/ JOHN D. MCDONALD John D. McDonald	Director
/s/ KEVIN M. CONNOR Kevin M. Connor	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC CONCESSIONAIRE SERVICES OF FLORIDA, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ JOHN D. MCDONALD John D. McDonald	Principal Executive Officer and Manager
/s/ CHRIS A. COX Chris A. Cox	Principal Accounting Officer
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer and Manager
/s/ KEVIN M. CONNOR Kevin M. Connor	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC ITD, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ JOHN D. MCDONALD John D. McDonald	Principal Executive Officer and Manager
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer, Principal Accounting Officer and Manager
/s/ KEVIN M. CONNOR Kevin M. Connor	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC LICENSE SERVICES, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ JOHN D. MCDONALD John D. McDonald	Principal Executive Officer and Manager
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer, Principal Accounting Officer and Manager
/s/ KEVIN M. CONNOR Kevin M. Connor	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMERICAN MULTI-CINEMA, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ ADAM M. ARON Adam M. Aron	Principal Executive Officer
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer and Director
/s/ CHRIS A. COX Chris A. Cox	Principal Accounting Officer
/s/ JOHN D. MCDONALD John D. McDonald	Director
/s/ KEVIN M. CONNOR Kevin M. Connor	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

CLUB CINEMA OF MAZZA, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ JOHN D. MCDONALD John D. McDonald	Principal Executive Officer and Director
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer, Principal Accounting Officer and Director
/s/ KEVIN M. CONNOR Kevin M. Connor	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

LOEWS CITYWALK THEATRE CORPORATION
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature	Title

/s/ JOHN D. MCDONALD John D. McDonald	Principal Executive Officer and Director
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer and Director
/s/ CHRIS A. COX Chris A. Cox	Principal Accounting Officer
/s/ KEVIN M. CONNOR Kevin M. Connor	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC STARPLEX, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature		Title

AMERICAN MULTI-CINEMA, INC.		Manager
By:	/s/ ADAM M. ARON
Adam M. Aron Principal Executive Officer
/s/ ADAM M. ARON Adam M. Aron		Principal Executive Officer
/s/ CRAIG R. RAMSEY Craig R. Ramsey		Principal Financial Officer
/s/ CHRIS A. COX Chris A. Cox		Principal Accounting Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of December, 2018.

AMC OF MARYLAND, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Kevin M. Connor and Craig R. Ramsey, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2018.

Signature		Title

AMERICAN MULTI-CINEMA, INC.		Sole Class A Member
By:	/s/ ADAM M. ARON
Adam M. Aron Principal Executive Officer
/s/ ADAM M. ARON Adam M. Aron		Principal Executive Officer
/s/ CRAIG R. RAMSEY Craig R. Ramsey		Principal Financial Officer
/s/ CHRIS A. COX Chris A. Cox		Principal Accounting Officer